Exhibit 10.1

Deal CUSIP Number: 82683KAG2
Facility CUSIP Number: 82683KAH0
CREDIT AGREEMENT
Dated as of February 18, 2025
among
SILA REALTY TRUST, INC.,
as Borrower,
SILA REALTY OPERATING PARTNERSHIP, LP
SILA OPERATING PARTNERSHIP, LP,
SILA REIT, LLC,
and
CERTAIN OTHER SUBSIDIARIES OF BORROWER,

as Guarantors

BANK OF AMERICA, N.A.,
as Administrative Agent
and
an L/C Issuer,
The Other L/C Issuers Party Hereto,
and
The Other Lenders Party Hereto

WELLS FARGO SECURITIES, LLC,
BMO BANK N.A.,
THE HUNTINGTON NATIONAL BANK
and
TRUIST SECURITIES, INC.,
as Co-Syndication Agents
CITIBANK, N.A.,
as Documentation Agent

BOFA SECURITIES, INC.,
WELLS FARGO SECURITIES, LLC,
BMO BANK N.A.,
THE HUNTINGTON NATIONAL BANK
and
TRUIST SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

1.    DEFINITIONS AND ACCOUNTING TERMS
1.01 Defined Terms
1.02 Other Interpretive Provisions
1.03 Accounting Terms
1.04 Rounding
1.05 Times of Day
1.06 Letter of Credit Amounts
1.07 Interest Rates
2.    THE COMMITMENTS AND CREDIT EXTENSIONS
2.01 Loans
2.02 Borrowings, Conversions and Continuations of Loans
2.03 Letters of Credit
2.04 Prepayments
2.05 Termination or Reduction of Commitments
2.06 Repayment of Loans
2.07 Interest
2.08 Fees
2.09 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate
2.10 Evidence of Debt
2.11 Payments Generally; Administrative Agent’s Clawback
2.12 Sharing of Payments by Lenders
2.13 Extension of Maturity Date
2.14 Increase in Commitments
2.15 Cash Collateral
2.16 Defaulting Lenders
2.17 Addition of Unencumbered Properties
2.18 Release of Eligible Properties
2.19 Guarantors
3.     TAXES, YIELD PROTECTION AND ILLEGALITY
3.01 Taxes
3.02 Illegality
3.03 Inability to Determine Rates
3.04 Increased Costs
3.05 Compensation for Losses
3.06 Mitigation Obligations; Replacement of Lenders
3.07 Survival
4.     CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01 Conditions of Initial Credit Extension
4.02 Conditions to all Credit Extensions
5.     REPRESENTATIONS AND WARRANTIES
5.01 Existence, Qualification and Power
5.02 Organization Power; Authorization
5.03 Governmental Approvals; No Conflicts
    i

(continued)

5.04 Financial Statements; No Material Adverse Effect
5.05 Litigation and Environmental Matters
5.06 No Default
5.07 Ownership of Property; Insuranc
5.08 Taxes
5.09 ERISA
5.10 Subsidiaries; Equity Interests
5.11 Margin Regulations; Investment Company Act
5.12 Disclosure
5.13 Compliance with Law
5.14 Taxpayer Identification Number
5.15 OFAC
5.16 Anti-Corruption Laws
5.17 Affected Financial Institutions
5.18 Covered Entities
5.19 Labor Relations
5.20 Solvency
5.21 Other Debt
5.22 Material Agreements
5.23 Eligible Ground Leases
5.24 Unencumbered Properties
6.     AFFIRMATIVE COVENANTS
6.01 Financial Statements
6.02 Certificates; Other Information
6.03 Notice of Material Events
6.04 Payment of Obligations
6.05 Preservation of Existence; Conduct of Business
6.06 Maintenance of Properties; Insurance
6.07 Compliance with Laws
6.08 Books and Records
6.09 Inspection Rights
6.10 Use of Proceeds; Margin Regulations
6.11 Casualty and Condemnation
6.12 REIT Covenants
6.13 Further Assurances
6.14 Ownership of Real Estate
6.15 Distributions of Income to Borrower, Sila OP and Sila Realty OP
6.16 Material Contracts
6.17 More Restrictive Agreements
7.     NEGATIVE COVENANTS
7.01 Liens
7.02 Investments; Loans
7.03 Indebtedness and Preferred Equity
7.04 Fundamental Changes
7.05 Sale of Assets
7.06 Restricted Payments
7.07 Transactions with Affiliates

(continued)

7.08 Burdensome Agreements
7.09 Sale and Leaseback Transactions
7.10 Swap Contracts
7.11 Amendment to Material Documents
7.12 Restriction on Payment of Subordinated Indebtedness and Management Fees
7.13 Accounting Changes
7.14 Leasing Activities
7.15 Compliance with Environmental Laws
7.16 Sanctions
7.17 Anti-Corruption Laws
7.18 Financial Covenants
7.19 Pari Passu Facility
7.20 Healthcare Transfers
8.     EVENTS OF DEFAULT AND REMEDIES
8.01 Events of Default
8.02 Remedies Upon Event of Default
8.03 Application of Funds
9.     ADMINISTRATIVE AGENT
9.01 Appointment and Authority
9.02 Rights as a Lender
9.03 Exculpatory Provisions
9.04 Reliance by Administrative Agent
9.05 Delegation of Duties
9.06 Resignation of Administrative Agent
9.07 Non-Reliance on Administrative Agent, the Arrangers and the Other Lenders
9.08 No Other Duties, Etc
9.09 Administrative Agent May File Proofs of Claim
9.10 Guaranty Matters
9.11 Certain ERISA Matters
9.12 Recovery of Erroneous Payments
10.     MISCELLANEOUS
10.01 Amendments, Etc
10.02 Notices; Effectiveness; Electronic Communication
10.03 No Waiver; Cumulative Remedies; Enforcement
10.04 Expenses; Indemnity; Damage Waiver
10.05 Payments Set Aside
10.06 Successors and Assigns
10.07 Treatment of Certain Information; Confidentiality
10.08 Right of Setoff
10.09 Interest Rate Limitation
10.10 Integration; Effectiveness
10.11 Survival of Representations and Warranties
10.12 Severability
10.13 Replacement of Lenders
10.14 Governing Law; Jurisdiction; Etc
10.15 Waiver of Jury Trial

(continued)

10.16 No Advisory or Fiduciary Responsibility
10.17 Electronic Execution; Electronic Records; Counterparts
10.18 USA PATRIOT Act
10.19 ENTIRE AGREEMENT
10.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions
10.21 Acknowledgement Regarding Any Supported QFCs
11.     GUARANTY
11.01 The Guaranty
11.02 Obligations Unconditional
11.03 Reinstatement
11.04 Certain Waivers
11.05 Rights of Contribution
11.06 Guaranty of Payment; Continuing Guaranty
11.07 Keepwell

SCHEDULES

2.01A	Commitments and Applicable Percentages
2.01B	Letter of Credit Commitments
2.17	Initial Unencumbered Properties
2.19	Subsidiary Guarantor Organizational Deliverables
5.05(b)	Environmental Matters
5.10	Subsidiaries
5.18	Intellectual Property Matters
5.21	Existing Indebtedness
7.01	Existing Liens
7.02	Existing Investments
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice
B	Form of Notice of Loan Prepayment
C	Form of Note
D	Form of Compliance Certificate
E-1	Assignment and Assumption
E-2	Form of Administrative Questionnaire
F	Form of Guarantor Joinder Agreement
G	Opinion Matters
H-1	Form of U.S. Tax Compliance Certificate – Foreign Lenders (Not Partnerships)
H-2	Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Not Partnerships)
H-3	Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Partnerships)
H-4	Form of U.S. Tax Compliance Certificate – Foreign Lenders (Partnerships)

    v

CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of February 18, 2025, among SILA REALTY TRUST, INC., a Maryland corporation (“Borrower”), SILA REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Sila Realty OP”), SILA OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Sila OP”), SILA REIT, LLC, a Maryland limited liability company (“Sila REIT LLC”), each other Guarantor listed on the signature pages hereto, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent and an L/C Issuer, and the other L/C Issuers from time to time party hereto.
Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
1.DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquisition Closing Costs” means the actual deal costs incurred by the Consolidated Group in connection with acquisitions of Real Estate determined in accordance with GAAP. Acquisition Closing Costs shall only include those deal costs that are associated with Real Estate that is being actively negotiated for purchase, or have been consummated.
“Act” has the meaning specified in Section 10.18.
“Adjusted Consolidated EBITDA” means, as of any date, the sum of (a) Consolidated EBITDA for the four (4) fiscal quarters most recently ended minus (b) the Capital Reserve for all Real Estate.
“Adjusted Net Operating Income” means, as of any date, an amount equal to (a) Net Operating Income from the Unencumbered Properties for the prior four (4) fiscal quarters most recently ended, less (b) the Capital Reserves relating to the Unencumbered Properties for such period. For Unencumbered Properties owned and operated by Borrower or an Unencumbered Property Owner for at least one (1) full but less than four (4) full fiscal quarters, Net Operating Income from such Unencumbered Property shall be calculated for the period from the first day of the first full fiscal quarter during which such Unencumbered Property was owned and operated through the end of the most recently ended fiscal quarter for which financial statements have been delivered, divided by the number of quarters in such period and multiplied by four (4); provided, however, to the extent actual historical Adjusted Net Operating Income attributable to such Unencumbered Properties is unavailable, Borrower may include such calculation of Adjusted Net Operating Income attributable to such Unencumbered Properties calculated on a proforma basis, as reasonably approved by Administrative Agent. The calculation of Adjusted Net Operating Income shall be computed in accordance with GAAP but adjusted for non-cash operating items such as straight line rents and the amortization of above and below market lease assets and liabilities and other non-cash items and shall exclude any property that is no longer an Unencumbered Property.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Administrative Agent may from time to time notify to Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means:
(a)Prior to the IG Pricing Date, the following percentages per annum, based upon the Leverage Ratio as set forth in the most-recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Leverage Ratio	Letters of Credit	Daily Simple SOFR Rate Loans and Term SOFR Rate Loans	Base Rate Loans
1	< 35.00%	1.25%	1.25%	0.25%
2	≥ 35.00%but < 40.00%	1.35%	1.35%	0.35%
3	≥ 40.00%but < 45.00%	1.40%	1.40%	0.40%
4	≥ 45.00%but < 50.00%	1.50%	1.50%	0.50%
5	≥ 50.00%but < 55.00%	1.60%	1.60%	0.60%
6	≥ 55.00%	1.90%	1.90%	0.90%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 6 shall apply as of the first (1st) Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Closing Date through the date of delivery of the first Compliance Certificate due hereunder shall be determined based upon Pricing Level 1.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section2.09(b).
(b)On and after the IG Pricing Date, the Applicable Rate shall be determined based on the applicable rate per annum set forth in the below table notwithstanding any failure of Borrower to maintain an Investment Grade Rating or any failure of Borrower to maintain a Debt Rating:

Pricing Level	S&P / Moody’s Debt Ratings	Facility Fee Rate	Letters of Credit	Daily Simple SOFR Rate Loans and Term SOFR Rate Loans	Base Rate Loans
1	A-/A3 or higher	0.125%	0.725%	0.725%	0%
2	BBB+/Baa1 or higher	0.150%	0.775%	0.775%	0%
3	BBB/Baa2 or higher	0.200%	0.850%	0.850%	0%
4	BBB-/Baa3 or higher	0.250%	1.050%	1.050%	0.05%
5	Less than BBB-/Baa3 or unrated	0.300%	1.400%	1.400%	0.40%

If at any time Borrower has only one (1) Debt Rating, then the Applicable Rate shall be based on that Debt Rating. If at any time Borrower has two (2) Debt Ratings and such Debt Ratings are split, then: (a) if the difference between such Debt Ratings is one ratings category (e.g., Baa2 by Moody’s and BBB- by S&P), the Debt Rating-based Applicable Rate shall be the rate per annum that would be applicable if the higher of the Debt Ratings were used; and (b) if the difference between such Debt Ratings is two (2) ratings categories (e.g., Baa1 by Moody’s and BBB- by S&P) or more, the Debt Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the rating that is one lower than the higher of the applicable Debt Ratings were used.
Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by Borrower to Administrative Agent of notice thereof pursuant to Section 6.03(a)(xi) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means each of (a) BofA Securities, Inc., (b) Wells Fargo Securities, LLC, (c) BMO Bank N.A., (d) The Huntington National Bank, and (e) Truist Securities, Inc., each in its capacity as a joint lead arranger and joint bookrunner.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capital Lease and (c) all Synthetic Debt of such Person.
“Audited Financial Statements” means the audited consolidated balance sheet of the Consolidated Group for the fiscal year ended December 31, 2023, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Consolidated Group, including the notes thereto.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one-half of one percent (1/2 of 1%), (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR plus one percent (1.00%) and (d) one percent (1.00%). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” has the meaning specified in Section 10.21(b).
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Building” means, with respect to each Unencumbered Property or other parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located.
“Capital Lease” means, for any Person, each lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.
“Capital Reserve” means, for any period and with respect to any Real Estate, an amount equal to the sum of (a) $1,500 per bed for specialty hospitals, long-term acute care hospitals (LTACHs) and acute care hospitals, plus (b) $350 per bed for senior housing facilities (memory care facilities, assisted living facilities and independent living facilities), plus (c) $500 per bed for SNFs, plus (d) $0.50 multiplied by the Net Rentable Areas of MOBs and any other Medical Asset not otherwise described in clauses (a), (b), or (c) of this definition of “Capital Reserve”.
“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if Administrative Agent and the L/C Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to Administrative Agent and the L/C Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include such cash, deposit accounts and all balances therein, credit support and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of one or more of the following events:
(a)    any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Exchange Act and the rules and regulations thereunder), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or voting interests shall have different voting powers) of the voting stock or voting interests of Borrower equal to at least thirty-five percent (35.0%); or
(b)    as of any date a majority of the Board of Directors or Trustees or similar body (the “Board”) of Borrower consists of individuals who were not either (i) directors or trustees of Borrower as of the corresponding date of the previous year, or (ii) selected or nominated to become directors or trustees by the Board of Borrower of which a majority consisted of individuals described in clause (b)(i) above, or (iii) selected or nominated to become directors or trustees by the Board of Borrower, which majority consisted of individuals described in clause (b)(i) above and individuals described in clause (b)(ii), above; or
(c)    Borrower, Sila REIT, LLC, Sila OP, or Sila Realty OP consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by Section 7.04); or
(d)    Borrower fails to own, directly or indirectly, free of any lien, encumbrance or other adverse claim, at least eighty percent (80.0%) of the economic, voting and beneficial interest of Sila Realty OP and control all decisions of Sila Realty OP without approval or consent of any other Person; or
(e)    Borrower fails to own, directly or indirectly, free of any lien, encumbrance or other adverse claim, at least eighty percent (80.0%) of the economic, voting and beneficial interest of Sila OP and control all decisions of Sila OP without approval or consent of any other Person; or
(f)    Borrower fails to own, directly or indirectly, free of any lien, encumbrance or other adverse claim, one hundred percent (100%) of the economic, voting and beneficial interest of Sila REIT, LLC and control all decisions of Sila REIT, LLC without approval or consent of any other Person; or
(g)    Sila Realty OP fails to own, directly or indirectly, free of any lien, encumbrance or other adverse claim, at least one hundred percent (100.0%) of the economic, voting and beneficial interest of Sila OP; or
(h)    Borrower, Sila OP or Sila Realty OP fails to own, directly or indirectly, free of any lien, encumbrance or other adverse claim (other than the Lien of Administrative Agent granted pursuant to the Loan Documents), at least one hundred percent (100%) of the economic, voting and beneficial interest of each Unencumbered Property Owner.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“CME” means CME Group Benchmark Administration Limited.
“CMS” means the U.S. Centers for Medicare and Medicaid Services.
“Code” means the Internal Revenue Code of 1986.
“Collateral Account” has the meaning specified in Section 2.03(o).
“Commitment” means, as to each Lender, its obligation to (a) make Loans to Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“CON” means a certificate of need or similar certificate, license or approval issued by the State Regulator for an Unencumbered Property.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, Daily Simple SOFR, or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “Daily Simple SOFR,” “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for the Consolidated Group for any period,, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period and to the extent not excluded from Consolidated Net Income pursuant to the definition thereof, and without duplication, (i) depreciation and amortization expense, (ii) Consolidated Interest Expense, (iii) income tax expense determined on a consolidated basis in accordance with GAAP, (iv) Acquisition Closing Costs and extraordinary or non-recurring gains and losses (including gains and losses on the sale of assets) and income and expense allocated to minority owners, and (v) other non-cash items to the extent not actually paid as a cash expense, in each case for such period, and including, without duplication, the Consolidated Group’s Equity Percentage of Consolidated EBITDA attributable to Unconsolidated Affiliates.
“Consolidated Fixed Charges” means, for the Consolidated Group for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period (both expensed and capitalized), (b) all of the principal due and payable and principal paid with respect to Indebtedness of the Consolidated Group during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full and any voluntary full or partial prepayments prior to stated maturity thereof, (c) all Preferred Distributions paid during such period, and (d) the principal payment on any capital lease obligations of the Consolidated Group; and including, without duplication, the Consolidated Group’s Equity Percentage in items (a) through (d) above of its Unconsolidated Affiliates
“Consolidated Group” means, collectively, Borrower and its Subsidiaries.
“Consolidated Interest Expense” means, for the Consolidated Group for any period, determined on a consolidated basis in accordance with GAAP, an amount equal to interest (whether accrued or paid) actually payable (without duplication) excluding non-cash interest expense but including capitalized interest (less capitalized interest not paid to third parties) not funded under a construction loan by any member of the Consolidated Group, together with the interest portion of payments on capital lease obligations and including (without duplication) the Equity Percentage of interest expense actually payable by the Consolidated Group’s Unconsolidated Affiliates.

“Consolidated Net Income” means, for the Consolidated Group for any period, the net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains attributable to write-ups of assets or the sale of assets (other than the sale of inventory in the ordinary course of business), (c) any Equity Interest of any member of the Consolidated Group in the unremitted earnings of any Person that is not a Subsidiary, and (d) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with any member of the Consolidated Group or the date that such Person’s assets are acquired by a member of the Consolidated Group.
“Consolidated Tangible Net Worth” means, for the Consolidated Group as of any date of determination, (a) total equity on a consolidated basis determined in accordance with GAAP, minus (b) all intangible assets, excluding lease intangibles, on a consolidated basis determined in accordance with GAAP, plus (c) all accumulated depreciation and accumulated amortization, in each case, determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Indebtedness” means, as of any date, all Indebtedness of the Consolidated Group measured on a consolidated basis as of such date, and shall include (without duplication) such Person’s Equity Percentage of the Indebtedness of its Unconsolidated Affiliates.
“Consolidated Total Secured Debt” means all Secured Debt of the Consolidated Group determined on a consolidated basis and which shall include (without duplication) such Person’s Equity Percentage of the Secured Debt of its Unconsolidated Affiliates.
“Consolidated Total Unsecured Debt” means, as of any date, all Unsecured Debt of the Consolidated Group determined on a consolidated basis and which shall include (without duplication) such Person’s Equity Percentage of the Unsecured Debt of its Unconsolidated Affiliates.
“Consolidated Unsecured Interest Expense” means, for the Consolidated Group for any period, determined on a consolidated basis in accordance with GAAP, an amount equal to the actual Consolidated Interest Expense attributable to the Consolidated Total Unsecured Debt for such period.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” has the meaning specified in Section 10.21(b).
“Covered Party” has the meaning specified in Section 10.21(a).
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on the fifth (5th) U.S. Government Securities Business Day preceding such day by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that if such day is not a U.S. Government Securities Business Day, then Daily Simple SOFR means such rate so published on the fifth (5th) U.S. Government Securities Business Day preceding the first (1st) U.S. Government Securities Business Day immediately prior thereto. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of the Loans and Loan Documents.
“Daily SOFR Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to Daily Simple SOFR.
“Debt Offering” means the issuance and sale by Borrower or any Guarantor of any debt securities of Borrower or such Guarantor.
“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of Borrower’s non-credit-enhanced, senior unsecured long-term debt.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) two percent (2%) per annum; provided, however, that with respect to a Term SOFR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus two percent (2%) per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus two percent (2%) per annum.
“Default Rights” has the meaning specified in Section 10.21(b).
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, any L/C Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified Borrower, Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and

Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower, each L/C Issuer, and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Development Property” means any Real Estate owned or acquired by a member of the Consolidated Group and on which (a) such Person is pursuing construction of one or more buildings for use as a Medical Asset and for which construction is proceeding to completion without undue delay from permit denial, construction delays or otherwise, all pursuant to the ordinary course of business of the Consolidated Group, or (b) is recently completed construction of a Medical Asset that remains less than eighty-five percent (85%) leased (based on Net Rentable Area); provided that any Real Estate will no longer be considered to be a Development Property at the date on which all improvements related to the development of such Development Property have been substantially completed (excluding tenants improvements) for twelve (12) months.
“Dollar” and “$” mean lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Ground Lease” means, as of any date, a ground lease with respect to any Real Estate executed by a member of the Consolidated Group, as lessee, (a)(i) that has a remaining lease term of at least thirty (30) years as of such date, (ii) that is in full force and effect, (iii) is transferable and assignable either without the landlord’s prior consent or with such consent, which, however, will not be unreasonably withheld by landlord, and (iv) pursuant to which (A) no lessee default or terminating event exists thereunder, and (B) no event has occurred which but for the passage of time, or notice, or both would constitute a lessee default or terminating event thereunder, or (b) is otherwise acceptable to Administrative Agent in its sole discretion.
“Eligible Real Estate” means Real Estate which at all times satisfies the following requirements:
(a)such Real Estate is wholly-owned in fee (or leased under an Eligible Ground Lease) by a Wholly Owned Subsidiary of Sila Realty OP or Sila OP that is, at all times prior to the Investment Grade Release Date, a Subsidiary Guarantor;
(b)such Real Estate is located within the States of the United States or the District of Columbia;
(c)such Real Estate is improved by an income-producing Medical Asset (for the avoidance of doubt, Eligible Real Estate shall not include Land Assets, Mortgage Note Receivables or Development Properties);
(d)such Real Estate is free of all structural defects or major architectural deficiencies, title or survey defects, environmental conditions, or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the operation of such Property in the ordinary course of business and all representations and warranties with respect to such Real Estate Property are true and correct in all material respects;
(e)such Real Estate is free and clear of all Liens other than certain Permitted Encumbrances, the direct and indirect Equity Interests in the applicable Unencumbered Property Owner are free and clear of all Liens other than certain Permitted Encumbrances, and neither such Unencumbered Property nor the direct and indirect Equity Interests in the applicable Unencumbered Property Owner is subject to any Negative Pledge (except for exceptions provided in this Agreement);
(f)as to which (i) such Real Estate shall be in compliance in all material respects with all applicable healthcare laws, (ii) Borrower, the applicable Unencumbered Property Owner or the applicable operators have all required licenses and other governmental approvals necessary to own and operate such Real Estate, and (iii) the operators of such Real Estate shall be in material compliance with all requirements necessary for participation in any Medicare or Medicaid or other third-party payor programs to the extent they participate in such programs;
(g)as to which no tenant which leases ninety percent (90%) or more of the Net Rentable Area of such Real Estate (i) is in default of base rent or other material payment obligations under its respective lease for more than seventy-five (75) days beyond the date upon which such payment obligations were due, or (ii) is subject to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar proceeding under any Debtor Relief Law; and
(h)such Real Estate is self-managed by Borrower or the applicable Unencumbered Property Owner or is managed by a property manager pursuant to a Management Agreement.
“Environmental Engineer” means any firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Materials and related environmental matters and acceptable to Administrative Agent in its reasonable discretion.
“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters concerning exposure to Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of any member of the Consolidated Group directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equity Offering” means the issuance and sale after the Closing Date by any member of the Consolidated Group of any Equity Interests of such Person (other than equity securities issued to Borrower or any one or more of its Subsidiaries in its Subsidiaries).
“Equity Percentage” means the aggregate ownership percentage of the Consolidated Group in each Unconsolidated Affiliate, which shall be calculated as the greater of (a) Consolidated Group’s direct or indirect nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate’s organizational documents, and (b) the Consolidated Group’s direct or indirect economic ownership interest in the Unconsolidated Affiliate reflecting the Consolidated Group’s current allocable share of income and expenses of the Unconsolidated Affiliate.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 4001 of ERISA).
“ERISA Event” means (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (b) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 302 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (c) any incurrence by any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (d) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (e) any incurrence by any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (f) any receipt by any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; (g) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (h) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
“Excluded Subsidiary” means any direct or indirect Subsidiary of Borrower which is prohibited from Guaranteeing the Indebtedness of any other Person pursuant to (a) any document, instrument or agreement evidencing Secured Debt or (b) a provision of such Subsidiary’s organizational documents, as a condition to the extension of such Secured Debt.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(b)or 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means that certain Revolving Credit Agreement dated as of February 15, 2022, among Borrower, Truist Bank, as administrative agent and swingline lender, and the other lenders party thereto.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the Closing Date (or any amended or successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%)for purposes of this Agreement.
“Fee Letters” means those certain letter agreements by and among Borrower, Administrative Agent and/or one or more Arrangers.
“Fee Owner” means the applicable owner of the fee interest in an Unencumbered Property that is subject to an Eligible Ground Lease.
“First Extended Maturity Date” means August 16, 2029.
“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funds from Operations” means, with respect to any Person for any period, an amount equal to (a) the Consolidated Net Income of such Person computed in accordance with GAAP, calculated without regard to (i) gains (or losses) from debt restructuring and sales of property during such period, and (ii) charges for impairment of real estate, plus (b) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, plus (c) Acquisition Closing Costs during such period (which amount shall not exceed fifteen percent (15%) of Funds from Operations for the most recently ended four (4) quarter fiscal period), all after adjustment for unconsolidated partnerships and joint ventures. Adjustments for Unconsolidated Affiliates and joint ventures will be calculated to reflect funds from operations on the same basis. Funds from Operations shall be reported in accordance with NAREIT policies.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Gross Asset Value” means, as of any date, for the Consolidated Group, the sum of (without duplication with respect to any Real Estate):
(a)with respect to Unencumbered Properties and all other Real Estate not described in clauses (b) through (e) below, the cost of such Real Estate determined in accordance with GAAP; plus
(b)the book value determined in accordance with GAAP of all Development Properties owned by any member of the Consolidated Group; plus
(c)the book value determined in accordance with GAAP of all Land Assets of the Consolidated Group; plus

(d)the book value determined in accordance with GAAP of all Mortgage Note Receivables secured by properties that meet the property type requirements of a Medical Asset; plus
(e)the book value determined in accordance with GAAP of Permitted Equity Investments which have been approved by Administrative Agent in its sole discretion for inclusion in the calculation of Gross Asset Value; plus
(f)the aggregate amount of all Unrestricted Cash and Cash Equivalents of the Consolidated Group as of the date of determination.
Notwithstanding the foregoing, for purposes of determining the Gross Asset Value: (i) to the extent the amount of Gross Asset Value attributable to Land Assets would exceed five percent (5%) of Gross Asset Value, such excess shall be excluded; (ii) to the extent the amount of Gross Asset Value attributable to Development Properties would exceed ten percent (10%) of Gross Asset Value, such excess shall be excluded; (iii) to the extent the amount of Gross Asset Value attributable to Real Estate owned by non-Wholly Owned Subsidiaries and Unconsolidated Affiliates would exceed fifteen percent (15%) of Gross Asset Value, such excess shall be excluded; (iv) to the extent the amount of Gross Asset Value attributable to Mortgage Note Receivables and Permitted Equity Investments, in the aggregate, would exceed twenty percent (20%) of Gross Asset Value, such excess shall be excluded; (v) to the extent the amount of Gross Asset Value attributable to Permitted Equity Investments would exceed ten percent (10%) of Gross Asset Value, such excess shall be excluded; and (vi) to the extent the aggregate amount of Gross Asset Value attributable to the immediately preceding clauses (i), (ii), (iii), (iv) and (v), in the aggregate, would exceed twenty five percent (25%) of Gross Asset Value at any time, such excess shall be excluded.
Gross Asset Value will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during the calendar quarter most recently ended prior to a date of determination. All income, expense and value associated with assets included in Gross Asset Value disposed of during the calendar quarter period most recently ended prior to a date of determination will be eliminated from calculations. Additionally, without limiting or affecting any other provision hereof, Gross Asset Value shall not include any income or value associated with Real Estate which is not operated or intended to be operated principally as a Medical Asset. Gross Asset Value will be adjusted to include an amount equal to the Consolidated Group’s pro rata share (based upon the greater of such Person’s Equity Percentage in such Unconsolidated Affiliate or such Person’s pro rata liability for the Indebtedness of such Unconsolidated Affiliate) of the Gross Asset Value attributable to any of the items listed above in this definition owned by such Unconsolidated Affiliate.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor Joinder Agreement” means a joinder agreement in the form of Exhibit F to be executed by each new Subsidiary of Sila Realty OP or Sila OP that is required to become a Subsidiary Guarantor in accordance with Section 2.19(a).
“Guarantor Organizational Deliverables” means the documents with respect to each Guarantor set forth in Schedule 2.19.
“Guarantors” means, collectively, Sila REIT, LLC, Sila Realty OP, Sila OP and each Subsidiary Guarantor.
“Guaranty” means the guaranty of the Obligations by each of the Guarantors pursuant to Article 11.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Healthcare Investigations” means any inquiries, investigations, probes, audits, reviews or proceedings concerning the business affairs, practices, licensing or reimbursement entitlements of Borrower, an Unencumbered Property Owner or any Operator (including inquiries involving the Comprehensive Error Rate Testing and any inquiries, investigations, probes, audit, reviews or proceedings initiated by any Fiscal Intermediary/Medicare Administrator Contractor, Medicaid Integrity Contractor, Recovery Audit Contractor, Program Safeguard Contractor, Zone Program Integrity Contractor, Medical Fraud Control Unit, Attorney General, Department of Insurance Office of Inspector General, Department of Justice, the CMS or similar governmental agencies or contractors for such agencies).
“Healthcare Laws” means all applicable state and federal statutes, codes, ordinances, orders, rules, regulations, and guidance relating to patient healthcare and/or patient healthcare information, including HIPAA, the Health Information Technology for Economic Clinical Health Act provisions of the American Recovery and Investment Act of 2009 and the respective rules and regulations promulgated thereunder, and all other applicable state and federal laws regarding the privacy and security of protected health information and other confidential patient information; the establishment, construction, ownership, operation, licensure, use or occupancy of the Unencumbered Properties or any part thereof as a healthcare facility, as the case may be, and all conditions of participation pursuant to Medicare and/or Medicaid certification; fraud and abuse, including Public Law No. 111- 148 (2010) (Patient Protection and Affordable Care Act, as amended, (commonly referred to as the “PPACA”)), Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and

Section 1877 of the Social Security Act, as amended, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as the “Stark Law”, Section 1128A of the Social Security Act, as amended, 42 U.S.C. Section 1320q-7(a) (Civil Monetary Penalties), commonly referred to as the “Civil Monetary Penalties Law”, and 31 U.S.C. Section 3729-33, the “False Claims Act”.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder. Any reference to HIPAA shall also include applicability of the Health Information Technology for Economic and Clinical Health (HITECH) Act, Title XIII of Division A and Title IV of Division B of the American Recovery and Reinvestment Act of 2009 and any and all rules or regulations promulgated thereunder.
“IG Pricing Date” has the meaning specified in Section 2.07(d).
“IG Pricing Election” has the meaning specified in Section 2.07(d).
“Increasing Lender” has the meaning specified in Section 2.14(a).
“Indebtedness” means, with respect to the Consolidated Group at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business which is not more than one hundred eighty (180) days past due);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property (including indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness has been assumed by the grantor of the Lien or is limited in recourse;
(f)    Capital Leases, Synthetic Lease Obligations and Synthetic Debt;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease, Synthetic Lease Obligation or Synthetic Debt as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Initial Maturity Date” means February 16, 2029.
“Initial Unencumbered Properties” means the Unencumbered Properties that are included in the Unencumbered Pool as of the Closing Date, which are listed on Schedule 2.17 on the date hereof.
“Interest Payment Date” means (a) with respect to any Base Rate Loan or Daily SOFR Rate Loan, the first (1st) Business Day of each calendar month and the Maturity Date and (b) with respect to any Term SOFR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Rate Loan exceeds three months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means, as to each Term SOFR Rate Loan, the period commencing on the date such Term SOFR Rate Loan is disbursed or converted to or continued as a Term SOFR Rate Loan and ending on the date one (1), three (3) or six (6) months thereafter, as selected by Borrower in its Loan Notice (in the case of each requested Interest Period, subject to availability); provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period pertaining to a Term SOFR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Grade Notice” means a written notice to Administrative Agent from Borrower stating that Borrower has received an Investment Grade Rating from either S&P or Moody’s, accompanied by reasonably acceptable evidence of such Investment Grade Rating.
“Investment Grade Rating” means a Debt Rating of at least Baa3 by either Moody’s or BBB- by S&P.
“Investment Grade Release” shall have the meaning set forth in Section 2.19(d).
“Investment Grade Release Date” means the date in which Borrower has achieved an Investment Grade Rating and met the conditions for release of the Subsidiary Guarantors as set forth in Section 2.19(d).
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
“Land Assets” means land to be developed as a Medical Asset with respect to which the commencement of grading, construction of improvements (other than improvements that are not material and are temporary in nature) or infrastructure has not yet commenced and for which no such work is reasonably scheduled to commence within the following twelve (12) months.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.
“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Closing Date, the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register maintained by Administrative Agent. The

Letter of Credit Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and Borrower, and notified to Administrative Agent.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Disbursement” means a payment made by an L/C Issuer pursuant to a Letter of Credit.
“L/C Issuer” means each of Bank of America, BMO Bank N.A., The Huntington National Bank, Truist Bank and Wells Fargo Bank, N.A, each in its capacity as an issuer of Letters of Credit hereunder, and each other Lender (if any) as Borrower may from time to time select as an L/C Issuer hereunder pursuant to Section 2.03; provided that such Lender has agreed to be an L/C Issuer. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to “L/C Issuer” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant L/C Issuer with respect thereto.
“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings. The L/C Obligations of any Lender at any time shall be its Applicable Percentage of the total L/C Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of Borrower and each Lender shall remain in full force and effect until the L/C Issuers and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lease Summaries” means summaries or abstracts of the material terms of the Leases. Such Lease Summaries shall be in form and substance reasonably satisfactory to Administrative Agent.
“Leases” means leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any Building or of any Real Estate.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lender Party” and “Lender Recipient Party” means collectively, the Lenders and the L/C Issuers.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is one (1) year after the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(j).
“Letter of Credit Sublimit” means an amount equal to $75,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Leverage Ratio” means, as of any date, the ratio (expressed as a percentage) of (a) Consolidated Total Indebtedness, to (b) Gross Asset Value.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” has the meaning specified in Section 2.01.
“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Rate Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent), appropriately completed and signed by a Responsible Officer of Borrower.
“Loan Parties” means, collectively, Borrower and each Guarantor, and “Loan Party” means any one of the Loan Parties.
“Management Agreements” means agreements to which any Unencumbered Property Owner is a party, whether written or oral, providing for the management of the Unencumbered Properties or any of them.
“Material Acquisition” means any acquisition (or series of related acquisitions) or Investments (or series of related Investments) permitted by this Agreement and consummated in accordance with the terms of this Agreement for which the aggregate consideration paid in respect of such acquisition or Investment (including any Indebtedness assumed in connection therewith) exceeds ten percent (10%) of Gross Asset Value (calculated prior to giving effect to such transaction).
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower or the Consolidated Group taken as a whole; or (b) a material adverse effect on (i) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is a party, (ii) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or (iii) the rights, remedies and benefits available to, or conferred upon, Administrative Agent or any Lender under any Loan Documents.
“Material Agreements” means (a) all other agreements, documents, contracts, indentures and instruments excluding purchase and sale contracts for Real Estate to which any member of the Consolidated Group is a party involving aggregate consideration payable to or by Borrower or such Subsidiary in an amount of Three Million and No/100 Dollars ($3,000,000.00) and (b) each Management Agreement.
“Material Subsidiary” means any direct or indirect Subsidiary of Borrower (a) that owns Real Estate and is not an Excluded Subsidiary, (b) which is a guarantor of or is otherwise liable with respect to any other Unsecured Debt of any member of the Consolidated Group, or (c) which owns a direct interest in either Sila Realty OP or Sila OP; provided that Sila Partner, LLC shall not be deemed to be a “Material Subsidiary” solely by virtue of its ownership of limited partnership interest in Sila OP so long as it owns no more than 0.01% of the limited partnership interests in Sila OP.
“Maturity Date” means (a) if the Initial Maturity Date is not extended to the First Extended Maturity Date pursuant to Section 2.13, then the Initial Maturity Date, (b) if the Initial Maturity Date is extended to the First Extended Maturity Date pursuant to Section 2.13, but the Initial Maturity Date is not extended to the Second Extended Maturity Date pursuant to Section 2.13, then the First Extended Revolving Maturity Date and (c) if the First Extended Maturity Date is extended to the Second Extended Maturity Date pursuant to Section 2.13, then the Second Extended Maturity Date; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day
“Maximum Rate” has the meaning specified in Section 10.09.
“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act, 42 U.S.C. Sections 1396 et seq., and any statutes succeeding thereto.
“Medical Asset” means any single or multi-tenant facilities consisting of medical outpatient buildings (“MOBs”), inpatient rehabilitation facilities, specialty hospitals, long-term acute care hospitals (“LTACHs”), acute care hospitals, ambulatory surgery centers, diagnostic centers, health and wellness centers, integrated medical facilities, large physician clinics, imaging centers, behavioral healthcare facilities, free standing emergency departments, senior housing facilities (memory care facilities, assisted living facilities and independent living facilities), and skilled nursing facilities (“SNFs”).
“Medical Properties” means any of the Unencumbered Properties that is a Medical Asset.
“Medical Property Lease” means any Leases of all or portion of a Medical Property.
“Medicare” means the health insurance program established by Title XVIII of the Social Security Act, 42 U.S.C. Sections 1395 et seq., and any statutes succeeding thereto.
“Minimum Collateral Amount” means, at any time, (a) during the existence of a Defaulting Lender, with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to one hundred and five percent (105%) of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.03(o), one hundred and three percent (103%) of the Outstanding Amount of L/C Obligations at such time (or, in the case of the last sentence of such Section 2.03(o), the L/C Obligations in respect of each Letter of Credit that has an expiration date beyond the Maturity Date), and (c) otherwise, an amount determined by Administrative Agent and the L/C Issuers in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Note Receivables” means mortgage and notes receivable and other promissory notes, including interest payments thereunder, in favor of, or payable to, a member of the Consolidated Group which are in, or made by, or payable by, any Person (other than a member of the Consolidated Group) that are secured by (a) a first-Lien mortgage loan on a Medical Asset or (b) a first-Lien pledge of the Equity Interest in any entity which directly or indirectly (through the ownership of Equity Interests in one or more entities) owns an Equity Interest in an entity that owns a Medical Asset.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Negative Pledge” means with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Net Operating Income” means, for any Real Estate and for any period, an amount equal to the sum of (a) the rents, common area reimbursements, and service and other income for such Real Estate for such period received in the ordinary course of business from tenants or licensees in occupancy paying rent (excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ or licensees’ obligations for rent and any non-recurring fees, charges or amounts including set-up fees and termination fees) minus (b) all expenses paid or accrued and related to the ownership, operation or maintenance of such Real Estate for such period, including, but not limited to, taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Estate, but specifically excluding general overhead expenses of the Consolidated Group, any property management fees and non recurring charges), minus (c) the greater of (i) actual property management expenses of such Real Estate, or (ii) an amount equal to three percent (3.0%) of the gross revenues from such Real Estate excluding straight line leveling adjustments required under GAAP and amortization of intangibles pursuant to FAS 141R, minus (d) all rents, common area reimbursements and other income for such Real Estate received from tenants or licensees in default of payment or other material obligations under their lease, or with respect to leases as to which the tenant or licensee or any guarantor thereunder is subject to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar proceeding under any Debtor Relief Law.

“Net Rentable Area” means, with respect to any Real Estate, the floor area of any buildings, structures or other improvements available for leasing to tenants, the manner of such determination to be reasonably consistent for all Real Estate of the same type unless otherwise approved by Administrative Agent.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).
“Non-Recourse Exclusions” means, with respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non-recourse limitations governing such Indebtedness, including exclusions for claims that (a) are based on fraud, intentional or material misrepresentation, misapplication of funds, gross negligence or willful misconduct, (b) result from intentional mismanagement of or waste at the Real Estate securing such Non-Recourse Indebtedness, (c) arise from the presence of Hazardous Materials on the Real Estate securing such Non-Recourse Indebtedness, (d) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document), or (e) result from the borrowing Subsidiary and/or its assets becoming the subject of a voluntary or involuntary bankruptcy, insolvency or similar proceeding under any Debtor Relief Law.
“Non-Recourse Indebtedness” means, with respect to a Person, (a) Indebtedness in respect of which recourse for payment (except for Non-Recourse Exclusions until a claim is made with respect thereto, and then such Indebtedness shall not constitute Non-Recourse Indebtedness only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness of such Person. A loan secured by multiple properties owned by Single Asset Entities shall be considered Non-Recourse Indebtedness of such Single Asset Entities even if such Indebtedness is cross-defaulted and cross-collateralized with the loans to such other Single Asset Entities so long as no Person other than such Single Asset Entities shall have any liability for such Indebtedness.
“Non-U.S. Plan” means any plan, fund (including any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by Borrower or one or more of its Subsidiaries primarily for the benefit of employees of Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Note” means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit B or such other form as may be approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Loan Parties.
“Occupancy Rate” means, with respect to any Eligible Real Estate that is an Unencumbered Property, the ratio, expressed as a percentage, of (a) the Net Rentable Area of such Eligible Real Estate actually occupied by tenants that are (i) conducting business operations therein (subject to the last sentence of this definition) which are recognized businesses separate and distinct from those of the Consolidated Group and (ii) paying rent (or subject to a specified free rent period provided for under the applicable lease) at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for thirty (30) or more days to (b) the aggregate Net Rentable Area of such Eligible Real Estate. For purposes of the definition of “Occupancy Rate”, a tenant shall be deemed to actually occupy, and to be conducting business operations in, Eligible Real Estate (i) notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason, or for the purpose of completing tenant build-out or (ii) if it is otherwise scheduled to be open for business within some specified period. For purposes of determining compliance with minimum Occupancy Rate set forth above, the aggregate Occupancy Rate shall be computed on an aggregated basis for all Unencumbered Properties, consistent with the provisions for determining the Occupancy Rate for any individual Unencumbered Property as set forth above.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Operator(s)” means the manager of an Unencumbered Property, the tenant under a Medical Property Lease, the property sublessee and/or the operator under any Operators’ Agreement, approved by Administrative Agent as required by this Agreement and any successor to such Operator approved by Administrative Agent as required by this Agreement. If, with respect to any Unencumbered Property, there exists a property manager, a tenant under a Medical Property Lease and a property sublessee, or any combination thereof, then “Operator” shall refer to all such entities, collectively and individually as applicable and as the context may require.
“Operators’ Agreements” means, collectively, a property management agreement, Medical Property Lease and/or other similar agreement regarding the management and operation of the Unencumbered Properties between Borrower or an Unencumbered Property Owner, on the one hand, and a tenant under a Medical Property Lease or property manager, on the other hand.
“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“OSHA” means the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Permitted Encumbrances” means:
(a)Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) that are not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(b)statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Consolidated Group taken as a whole; and
(g)the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of the Consolidated Group.
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Equity Investments” means Investments in the Equity Interests of any Persons that are not Unconsolidated Affiliates or Wholly Owned Subsidiaries, provided that such Person’s primary business is the ownership, operation and development of Medical Assets.
“Permitted Investments” means:
(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(b)commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof;
(c)certificates of deposit, bankers’ acceptances and time deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $100,000,000;

(d)fully collateralized repurchase agreements with a term of not more than ninety (90) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)mutual funds investing solely in any one or more of the Permitted Investments described in clauses (a) through (d) above;
(f)bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A by S&P and A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing; and
(g)shares of so-called “money market funds” registered with the SEC under any mutual fund or other registered investment company that qualifies as a “money market fund” under Rule 2a-7 of the United States Securities and Exchange Commission, or any successor thereto which have total assets in excess of $50,000,000.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which any Loan Party or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.
“Platform” has the meaning specified in Section 6.02.
“Preferred Distributions” means, for any period and without duplication, all Restricted Payments paid, declared but not yet paid or otherwise due and payable during such period on Preferred Securities issued by the Consolidated Group. Preferred Distributions shall not include dividends or distributions: (a) paid or payable solely in Equity Interests of identical class payable to holders of such class of Equity Interests; (b) paid or payable to any member of the Consolidated Group; or (c) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.
“Preferred Securities” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of Restricted Payments or distribution of assets upon liquidation, or both.
“Primary Licenses” means, with respect to any Unencumbered Property or Person operating all or a portion of such Unencumbered Property, as the case may be, the CON, permit or license to operate as a medical office, acute surgery center, long-term care center, hospital or other health care facility, as the case may be, and each Medicaid/Medicare/TRICARE provider agreement, if applicable.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.
“QFC” has the meaning specified in Section 10.21(b).
“QFC Credit Support” has the meaning specified in Section 10.21.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Estate” means all real property, including the Unencumbered Properties, at the time of determination then owned or leased (as lessee or sublessee) in whole or in part or operated by a member of the Consolidated Group, or an Unconsolidated Affiliate of Borrower and which is located in the United States of America or the District of Columbia.
“Recipient” means Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Recourse Indebtedness” means, as of any date of determination, any Indebtedness (whether secured or unsecured) which is recourse to any member of the Consolidated Group. Recourse Indebtedness shall not include Non-Recourse Indebtedness, but shall include any Non-Recourse Exclusions at such time a written claim is made with respect thereto, but only to the extent of such claim.
“Register” has the meaning specified in Section 10.06(c).
“Regulation T” means Regulation T of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders at such time; provided that if there are only two (2) Lenders that are not Defaulting Lenders, “Required Lenders” means both Lenders and provided; further, that if there are two (2) or more Lenders that are not Defaulting Lenders, “Required Lenders” will require two (2) or more Lenders that are not Defaulting Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided further that, the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the applicable L/C Issuer, as the case may be, in making such determination.
“Requirement of Law” for any Person means the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Rescindable Amount” has the meaning as specified in Section 2.11(b)(ii).
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means, for any Person, any dividend or distribution on any class of its Equity Interests, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its Equity Interests, any Indebtedness subordinated to the Obligations or any Guarantee thereof or any options, warrants or other rights to purchase such Equity Interests or such Indebtedness, whether now or hereafter outstanding, or any management or similar fees.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans and such Lender’s participation in L/C Obligations at such time.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Extended Maturity Date” means February 15, 2030.
“Secured Debt” means, with respect any Person as of any given date, the aggregate principal amount of all Indebtedness (including any Non-Recourse Indebtedness) of such Persons on a consolidated basis outstanding at such date and that is secured in any manner by any Lien.
“Secured Recourse Indebtedness” means, for any Person, Recourse Indebtedness of such Person that is secured by a Lien.
“Sila OP” has the meaning specified in the introductory paragraph hereto.
“Sila Realty OP” has the meaning specified in the introductory paragraph hereto.
“Sila REIT, LLC” has the meaning specified in the introductory paragraph hereto.
“Single Asset Entity” means a bankruptcy remote, single purpose entity which is a Subsidiary of Borrower and which is not an Unencumbered Property Owner or own any Equity Interests in an Unencumbered Property Owner, which owns real property and related assets which are security for Indebtedness of such entity, and which Indebtedness does not constitute Indebtedness of any other Person except as provided in the definition of Non-Recourse Indebtedness (except for Non-Recourse Exclusions).
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to Administrative Agent.
“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“State Regulator” means any applicable state department of health or other applicable state regulatory agency.
“Subsequent Lender” has the meaning specified in Section 2.14(a).
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of Borrower.
“Subsidiary Guarantor” means any Subsidiary of Sila Realty OP or Sila OP that executes this Agreement or a Guarantor Joinder Agreement, including prior to the Investment Grade Release Date, each Unencumbered Property Owner.
“Successor Rate” has the meaning specified in Section 3.03(b).
“Supported QFC” has the meaning specified in Section 10.21.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Rate Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one (1) month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto;
provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero percent (0.00%), the Term SOFR shall be deemed zero percent (0.00%) for purposes of this Agreement.
“Term SOFR Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time).
“Third Party Payor Programs” means any participation or provider agreements with any third party payor, including Medicare, Medicaid, TRICARE and any Insurer, and any other private commercial insurance managed care and employee assistance program, to which Borrower, any Unencumbered Property Owner or any Operator may be subject with respect to any Unencumbered Property.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Outstandings” means, as of any date of determination, the aggregate Outstanding Amount of all Loans and all L/C Obligations as of such date.
“TRICARE” means the health care program maintained by the United States of America for its uniformed service members, retirees and their families.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, Daily SOFR Rate Loan or a Term SOFR Rate Loan.
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unconsolidated Affiliate” means, in respect of any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person if such financial statements were prepared in accordance with the full consolidation method of GAAP as of such date.
“Unencumbered Leverage Ratio” means, as of any date, the ratio (expressed as a percentage) of Consolidated Total Unsecured Debt to Unencumbered Value.
“Unencumbered Pool” means, collectively, the Initial Unencumbered Properties plus any Unencumbered Property subsequently added and minus any Unencumbered Properties subsequently released pursuant to Section 2.18.
“Unencumbered Property” or “Unencumbered Properties” means, at any time of determination, (a) each Eligible Real Estate that satisfies the requirements to be an Unencumbered Property and has not been released pursuant to Section 2.18 and (b) any other Real Estate approved by Administrative Agent and the Required Lenders in accordance with Section 2.17(c), in each case as identified by Borrower in the most recent Compliance Certificate delivered to Administrative Agent.
“Unencumbered Property Owner” means, each Wholly Owned Subsidiary of Sila Realty OP or Sila OP that owns (or leases under an Eligible Ground Lease) an Unencumbered Property, provided that, the only asset of such Unencumbered Property Owner shall be the Eligible Real Estate included in the Unencumbered Pool and related fixtures and personal property.
“Unencumbered Value” means, as of any date of determination, without duplication, the sum of the total cost of each Unencumbered Property determined in accordance with GAAP; provided, that for purposes hereof:

(a)No more than twenty percent (20%) of the Unencumbered Value shall be attributable to any single Unencumbered Property; provided that a failure to satisfy the requirements of this (a) shall not result in any Real Estate not being included as an Unencumbered Property, but any Unencumbered Value in excess of such limitation shall be excluded;
(b)No Unencumbered Properties which are subject to a lease or leases to any single tenant or any group of Affiliates thereof shall account for more than twenty-five percent (25%) of the Unencumbered Value; provided that a failure to satisfy the requirements of this clause (b) shall not result in any Real Estate not being included as an Unencumbered Property, but any Unencumbered Value in excess of such limitation shall be excluded; and
(c)No Unencumbered Properties which are subject to a lease or leases to any tenants that have physician ownership of greater than sixty-six and two-thirds percent (66.67%) shall account for more than twenty percent (20%) of the Unencumbered Value; provided that a failure to satisfy the requirements of this clause (c) shall not result in any Real Estate not being included as an Unencumbered Property, but any Unencumbered Value in excess of such limitation shall be excluded.
“Unfunded Pension Liability” of any Plan means the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(f).
“Unrestricted Cash and Cash Equivalents” means, as of any date, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted cash equivalents (valued at fair market value). As used in this definition, “Unrestricted” means the specified asset is readily available for the satisfaction of any and all obligations of such Person and is not subject to any pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank where such cash is maintained). For the avoidance of doubt, Unrestricted Cash and Cash Equivalents shall not include any tenant security deposits or other restricted deposits.
“Unsecured Debt” means Indebtedness of the Consolidated Group and Unconsolidated Affiliates outstanding at any time which is not Secured Debt.
“Unsecured Interest Coverage Ratio” means, as of any date, the ratio of (a) Adjusted Net Operating Income from all of the Unencumbered Properties to (b) the Consolidated Unsecured Interest Expense for the most recently ended period of four (4) fiscal quarters.
“Unused Rate” means, with respect to the unused fee to be paid on any date that the Applicable Rate is determined pursuant to clause (a) of the definition of Applicable Rate, (a) a percentage per annum equal to one 0.20% if on such date the Total Outstandings are less than fifty percent (50%) of the Aggregate Commitments and (b) a percentage per annum equal to 0.15% if on such date the Total Outstandings are greater than or equal to fifty percent (50.0%) of the Aggregate Commitments.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.21.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(3).
“Wholly Owned Subsidiary” means, as to Borrower, Sila Realty OP and Sila OP, and, as applicable, any Subsidiary of such Person that is directly or indirectly owned 100% by such Person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Consolidated Group shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) Borrower shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Consolidated Group or to the determination of any amount for the Consolidated Group on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07Interest Rates. Administrative Agent does not warrant, nor accept responsibility, nor shall Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
2.THE COMMITMENTS AND CREDIT EXTENSIONS
2.01Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Loans may be Daily SOFR Rate Loans, Term SOFR Rate Loans or Base Rate Loans, in each case as further provided and subject to the limitations set forth herein.
2.02Borrowings, Conversions and Continuations of Loans.
(a)Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Rate Loans shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to Administrative Agent of a Loan Notice. Each such Loan Notice must be received by Administrative Agent not later than 11:00 a.m. (i) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Rate Loans or of any conversion of Term SOFR Rate Loans to Daily SOFR Rate Loans or Base Rate Loans, and (ii) on the requested date of any Borrowing of any Daily SOFR Rate Loans or of any conversion of Daily SOFR Rate Loans to Base Rate Loans or Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Term

SOFR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(f), each Borrowing of or conversion to Daily SOFR Rate Loans or Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Loan in a Loan Notice, then the applicable Loans shall be made as a Daily SOFR Rate Loan. If Borrower fails to give a timely notice requesting a conversion or continuation of Term SOFR Rate Loans, then the applicable Loans shall be continued as a Term SOFR Rate Loan with an Interest Period of one (1) month. Any such automatic continuation of Term SOFR Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to such Term SOFR Rate Loans. If Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Rate Loans in any such Loan Notice, but fails to specify an Interest Period, Borrower will be deemed to have specified an Interest Period of one (1) month.
(b)Following receipt of a Loan Notice, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Daily SOFR Rate Loans described in the preceding clause. In the case of a Borrowing, each Lender shall make the amount of its Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.
(c)Administrative Agent shall promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Rate Loans upon determination of such interest rate.
(d)Without limitation of any other conditions herein, a Borrowing or continuation of or conversion to Term SOFR Rate Loans shall not be permitted if:
(i)A Default or Event of Default has occurred and is continuing and has not been waived by Required Lenders or all Lenders, as applicable;
(ii)After giving effect to the requested Borrowing or continuation of or conversion to Term SOFR Rate Loans, the sum of all Term SOFR Rate Loans plus all Daily SOFR Rate Loans would exceed the Aggregate Commitments;
(iii)The requested Borrowing or continuation of or conversion to Term SOFR Rate Loans would cause more than ten (10) Interest Periods to be in effect at any one time for Term SOFR Rate Loans, after giving effect to all Term SOFR Rate Loans, all conversions of Loans from one Type to another, and all continuations of Loans as the same Type;

(iv)The requested interest period does not conform to the definition of Interest Period herein; or
(v)Any of the circumstances referred to in Section 3.03 shall apply with respect to the requested Borrowing or continuation of or conversion to Term SOFR Rate Loans.
(e)Except as otherwise provided herein, a Term SOFR Rate Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Rate Loan unless Borrower makes all payments required pursuant to Section 3.05 resulting therefrom.
(f)Borrower may not request a Borrowing of, or conversion to, Base Rate Loans unless Daily SOFR Rate Loans and Term SOFR Rate Loans are unavailable, as further provided herein.
(g)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Borrower, Administrative Agent, and such Lender.
(h)With respect to Daily Simple SOFR or Term SOFR, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.
2.03Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, Borrower may request any L/C Issuer, in reliance on the agreements of the Lenders set forth in this Section 2.03, to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to such L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments.
(b)Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to an L/C Issuer selected by it and to Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with this Section (d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the applicable L/C Issuer, Borrower also shall submit a letter of credit application and reimbursement agreement on such L/C Issuer’s standard form in connection with any request for a Letter of

Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by Borrower to, or entered into by Borrower with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
If Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be agreed upon by Borrower and the applicable L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that such L/C Issuer shall not (i) permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from Administrative Agent that the Required Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from Administrative Agent, any Lender or Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(c)Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate amount of the outstanding Letters of Credit issued by any L/C Issuer shall not exceed its L/C Commitment, (ii) the aggregate L/C Obligations shall not exceed the L/C Sublimit, (iii) the Revolving Credit Exposure of any Lender shall not exceed its Commitment and (iv) the total Revolving Credit Exposures shall not exceed the total Commitments.
(i)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder)

not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000;
(D)any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(v)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(E)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(ii)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then current expiration date of such Letter of Credit) and (ii) the Letter of Credit Expiration Date; provided that Borrower shall Cash Collateralize pursuant to Section 2.03(o) each Letter of Credit that has an expiration date after the Maturity Date on the date that is thirty (30) days prior to the Maturity Date.
(e)Participations. (i) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable L/C Issuer or the Lenders, such L/C Issuer hereby grants to each Lender, and each Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(e)(i) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments.
(i)In consideration and in furtherance of the foregoing, each Lender hereby absolutely, unconditionally and irrevocably agrees to pay to Administrative Agent, for account of the applicable L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by an L/C Issuer not later than 1:00 p.m. on the Business Day specified in the notice provided by Administrative Agent to the Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by Borrower or at any time after any reimbursement payment is required to be refunded to Borrower for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the

Lenders), and Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by Administrative Agent of any payment from Borrower pursuant to Section 2.03(f), Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that the Lenders have made payments pursuant to this Section 2.03(e) to reimburse such L/C Issuer, then to such Lenders and such L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this Section 2.03(e) to reimburse an L/C Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such L/C Disbursement.
Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Commitment is amended pursuant to the operation of Section 2.13 or 2.14, as a result of an assignment in accordance with Section 10.06 or otherwise pursuant to this Agreement.
(ii)If any Lender fails to make available to Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of any L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this Section 2.03(e)(ii)shall be conclusive absent manifest error.
(f)Reimbursement. If an L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, Borrower shall reimburse such L/C Issuer in respect of such L/C Disbursement by paying to Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $1,000,000, Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with a Borrowing of Daily SOFR Rate Loans in an equivalent amount and, to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Daily SOFR Rate Loans. If Borrower fails to make such payment when due, Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Borrowing of Daily SOFR Rate Loans to be disbursed on the date of payment by the applicable L/C Issuer under a Letter of Credit in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 or Section 2.03 for the principal amount of Daily SOFR Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by any L/C Issuer or Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(g)Obligations Absolute. Borrower’s obligation to reimburse L/C Disbursements as provided in Section 2.03(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;
(vi)any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)payment by the applicable L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder.
Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the applicable L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.
None of Administrative Agent, the Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided that the foregoing shall not be construed to excuse an L/C Issuer from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by Applicable Law) suffered by Borrower that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an L/C Issuer (as finally determined by a court of competent jurisdiction), each L/C Issuer shall be deemed to have exercised care in each such determination, and that:
(i)an L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;
(ii)an L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;
(iii)an L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iv)this sentence shall establish the standard of care to be exercised by an L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).
Without limiting the foregoing, none of Administrative Agent, the Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) an L/C Issuer declining to take-up documents and make payment (x) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (y) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (C) an L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such L/C Issuer.
(h)Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and Borrower when a Letter of Credit is issued by it, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to Borrower for, and no L/C Issuer’s rights and remedies against Borrower shall be impaired by, any action or inaction of any L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association

(BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(i)Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(j)Letter of Credit Fees. Borrower shall pay to Administrative Agent for the account of each Lender in accordance, subject to Section 2.16, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(k)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. Borrower shall pay directly to the applicable L/C Issuer for its own account, a fronting fee with respect to each Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between Borrower and such L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(l)Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by Applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such L/C Issuer shall promptly after such examination notify Administrative Agent and Borrower in writing of such demand for payment if such L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse such L/C Issuer and the Lenders with respect to any such L/C Disbursement.
(m)Interim Interest. If the L/C Issuer for any Letter of Credit shall make any L/C Disbursement, then, unless Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Daily SOFR Rate

Loans; provided that if Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 2.03, then Section 2.07(b) shall apply. Interest accrued pursuant to this clause (m) shall be for account of such L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to clause (f) of this Section 2.03 to reimburse such L/C Issuer shall be for account of such Lender to the extent of such payment.
(n)Replacement of any L/C Issuer. Any L/C Issuer may be replaced at any time by written agreement between Borrower, Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(j). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(o)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Obligations representing at least sixty-six and two-thirds of one percent (66-2/3)% of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this clause (o), Borrower shall immediately deposit into an account established and maintained on the books and records of Administrative Agent (the “Collateral Account”) an amount in cash equal to the Minimum Collateral Amount plus any accrued and unpaid interest thereon, provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in clause (f) of Section 8.01. Such deposit shall be held by Administrative Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement. In addition, and without limiting the foregoing or clause (d) of this Section 2.03, (i) if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), Borrower shall immediately deposit into the Collateral Account an amount in cash equal to the Minimum Collateral Amount and (ii) Borrower shall Cash Collateralize each Letter of Credit that has an expiration date beyond the Maturity Date in an amount equal to the Minimum Collateral Amount at least thirty (30) days prior to such Maturity Date.
Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of Administrative Agent and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by Administrative Agent to reimburse each L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing sixty-six and two-thirds of one percent (66-2/3)% of the total L/C Obligations), be applied to satisfy other obligations of Borrower under this Agreement. If Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(p)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated to reimburse, indemnify and compensate the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issues solely for the account of Borrower. Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(q)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(r)Reports. Each L/C Issuer shall, no later than the fifth (5th) Business Day following the last day of each month, provide to Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by Borrower to such L/C Issuer during such month pursuant to Section 2.03(k).
2.04Prepayments.
(a)Borrower may, upon notice to Administrative Agent pursuant to delivery to Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days prior to any date of prepayment of Term SOFR Rate Loans and (B) on the date of prepayment of Daily SOFR Rate Loans or Base Rate Loans; (ii) any prepayment of Term SOFR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Daily SOFR Rate Loans or Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Rate Loans are to be prepaid, the Interest Period(s) of such Loans. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Term SOFR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any Term SOFR Rate Loan, any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.
2.05Termination or Reduction of Commitments. Borrower may, upon notice to Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
2.06Repayment of Loans. Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.
2.07Interest.
(a)Subject to the provisions of clause (b) below, (i) each Daily SOFR Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate for Daily SOFR Rate Loans; (ii) each Term SOFR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for Term SOFR Rate Loans; and (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.
(b)(i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(ii)If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(iii)Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)2.07(b)(ii) above), Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)At any time after Borrower receives an Investment Grade Rating from either S&P or Moody’s, Borrower may, so long as no Default or Event of Default then exists and is continuing, irrevocably elect (an “IG Pricing Election”) by written notice to Administrative Agent, accompanied by reasonable evidence of Borrower’s Debt Ratings from Moody’s and S&P, that the interest rate and fee margins set forth in clause (b) of the definition of “Applicable Rate” herein shall at all times thereafter be applicable to all credit extensions under this Agreement. Administrative Agent shall provide the Lenders and the L/C Issuers with prompt notice of its receipt of any IG Pricing Election. On the day that is two (2) Business Days after the date of Administrative Agent’s receipt of any IG Pricing Election (such date, the “IG Pricing Date”), the margins set forth in clause (a) of the definition of “Applicable Rate” herein shall no longer apply and the unused fee under Section 2.08(a) shall no longer continue to accrue.
2.08Fees. In addition to certain fees described in clauses (j) and (k) of Section 2.03:
(a)Unused Fee. Borrower shall, for each day during the term of this Agreement prior to the IG Pricing Date, pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, an unused fee equal to the Unused Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. The unused fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The unused fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Facility Fee. Borrower shall, for each day during the term of this Agreement on and after the IG Pricing Date, pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a facility fee equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.16. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(c)Other Fees.
(i)Borrower shall pay to the Arrangers and Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.09Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)If, as a result of any restatement of or other adjustment to the financial statements of Borrower or for any other reason, Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, automatically and without further action by Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause (b) shall not limit the rights of Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(j) or 2.07(b) or under Section 8. Borrower’s obligations under this clause (b) shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.10Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. Administrative Agent shall maintain the Register in accordance with Section 10.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent, Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in clause (a) above, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.
2.11Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)(i)    Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Rate Loans (or, in the case of any Borrowing of Base Rate Loans or Daily SOFR Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans or Daily SOFR Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Daily SOFR Rate Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.
(ii)Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuers, as the case may be, the amount due.
With respect to any payment that Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrower has not in fact made such payment; (2) Administrative Agent has made a payment in excess of the amount so paid by Borrower (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Insufficient Funds. If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.12Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section 2.12 shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.12 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.13Extension of Maturity Date.
(a)Requests for Extension. Borrower may, by written notice to Administrative Agent (who shall promptly notify the Lenders) not earlier than ninety (90) days and not later than thirty (30) days prior to the Initial Maturity Date, request that the Initial Maturity Date be extended to the First Extended Maturity Date. If the Initial Maturity Date is extended to the First Extended Maturity Date, then Borrower may, by written notice to Administrative Agent (who shall promptly notify the Lenders) not earlier than ninety (90) days and not later than thirty (30) days prior to the First Extended Maturity Date, request that the First Extended Maturity Date be extended to the Second Extended Maturity Date.
(b)Conditions Precedent. As a condition precedent to the extension of the Initial Maturity Date to the First Extended Maturity Date and the extension of the First Extended Maturity Date to the Second Extended Maturity Date pursuant to this Section:
(i)Borrower shall deliver to Administrative Agent a certificate of each Loan Party (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (B) in the case of Borrower, certifying that, as of the date of the notice described in Section 2.13(a), as of the Maturity Date then in effect and after giving effect to such extension, (1) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects (without duplication of any materiality standards set forth therein) on and as of the Maturity Date in effect, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in Section 5.04 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) no Default or Event of Default exists;
(ii)on the date of the notice described in Section 2.13(a) and the date of such extension and after giving effect thereto, (A) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects (without duplication of any materiality standards set forth therein) on and as of the Maturity Date in effect, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in Section 5.04 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default exists;
(iii)(x) upon the reasonable request of any Lender made at least seven (7) days prior to the effective date of the extension, Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act, in each case at least five (5) days prior to the effective date of the extension and (y) at least five (5) days prior to the effective date of the extension, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party; and
(iv)on the Maturity Date then in effect, Borrowers shall pay to Administrative Agent, for the pro rata account of each Lender in accordance with their respective Applicable Percentages, an extension fee equal to 0.075% of the Aggregate Commitments as of such date, which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(c)Sharing of Payments. This Section 2.13 shall supersede any provisions in Section 2.12 or 10.01 to the contrary.
2.14Increase in Commitments.
(a)Request for Increase. Provided there exists no Default or Event of Default, upon notice to Administrative Agent, Borrower may from time to time, request an increase in the Aggregate Commitments by admitting additional Lenders hereunder (each a “Subsequent Lender”) or increasing the Commitment of any existing Lender (each an “Increasing Lender”) by an amount (for all such requests) such that the Aggregate Commitments after giving effect to such increase shall not exceed $1,500,000,000; provided that any such request for an increase shall be in a minimum amount of $10,000,000, or such lesser amount as agreed to by Administrative Agent.
(b)Non-Pro Rata. For the avoidance of doubt, Borrower may request that one (1) or more Lenders provide an increase on a non-pro rata basis, provided that (i) no Lender shall be required to increase its Commitment, (ii) Subsequent Lenders may join this Agreement to provide Commitments as set forth above and (iii) no consent shall be required in connection with any increase other than that of Administrative Agent (not to be unreasonably withheld), Borrower and the Subsequent Lenders or Increasing Lenders, as applicable, providing the Commitments therefor.
(c)Notification by Administrative Agent; Additional Lenders. Administrative Agent shall notify Borrower and each Lender of the Increasing Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of Administrative Agent and each L/C Issuer, Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to Administrative Agent.
(d)Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, Administrative Agent and Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. Administrative Agent shall promptly notify Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.
(e)Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) Borrower shall deliver to Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects (without duplication of any materiality standards set forth therein) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in Section 5.04 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default exists or would result therefrom, (ii) (x) upon the reasonable request of any Lender made at least ten (10) days prior to the Increase Effective Date, Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) days prior to the Increase Effective Date and (y) at least five (5) days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party and (iii) to the extent that the increase of the Aggregate Commitments shall take the form of a term loan tranche, this Agreement shall be amended, in form and substance satisfactory to Administrative Agent, to include such terms as are customary for a term loan commitment. Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
(f)Conflicting Provisions. This Section 2.14 shall supersede any provisions in Section 2.12 or 10.01 to the contrary.
2.15Cash Collateral.
(a)Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of Administrative Agent or any L/C Issuer (with a copy to Administrative Agent), Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(b)Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all Cash Collateral as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to clause (a)(iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.16Defaulting Lenders.

(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any fee payable under Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). Each Defaulting Lender shall be entitled to receive fees payable under Section 2.08(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Loans funded by it, and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.
(C)With respect to any fee payable under Section 2.08(b) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 10.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.
(b)Defaulting Lender Cure. If Borrower, Administrative Agent and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Letters of Credit. So long as any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
2.17Addition of Unencumbered Properties.

(a)Initial Eligible Properties. The Real Estate identified on Schedule 2.17 shall be the Initial Unencumbered Properties on the Closing Date.
(b)Additional Unencumbered Properties. After the Closing Date, Borrower may include any additional Unencumbered Properties in the Unencumbered Pool by including such Real Estate either in (i) a Compliance Certificate delivered pursuant to Section 6.02(a) or (ii) a Compliance Certificate prepared using the financial statements of Borrower most recently provided or required to be provided to Administrative Agent under Section 6.01 prepared on a pro forma basis and adjusted to give effect to such addition of such Real Estate as an Unencumbered Property.
(c)Admission of Additional Unencumbered Properties. Real Estate that does not satisfy the eligibility conditions to be Eligible Real Estate may only be added as an Unencumbered Property if Borrower submits a request to Administrative Agent and such request is approved by Administrative Agent and the Required Lenders. Administrative Agent shall promptly notify the Lenders of any Real Estate that requires the consent of the Required Lenders. Within ten (10) Business Days after Administrative Agent’s request for approval, such Lender shall notify Administrative Agent in writing whether or not such Lender accepts such Real Estate as an Unencumbered Property. If a Lender fails to give such notice within such time period, such Lender shall be deemed to have approved such Real Estate as an Unencumbered Property.
2.18Release of Eligible Properties.
(a)Voluntary Removal. So long as no Default or Event of Default exists before or after giving effect thereto, Borrower may voluntarily remove any Real Estate from the Unencumbered Pool in its sole discretion by delivering to Administrative Agent either (i) a Compliance Certificate delivered pursuant to Section 6.02(a) or (ii) a pro forma Compliance Certificate prepared using the financial statements of Borrower most recently provided or required to be provided to Administrative Agent under Section 6.01 prepared on a pro forma basis and adjusted to give effect to such removal of such Real Estate as an Unencumbered Property, in either case demonstrating, after giving effect to such removal, compliance with the covenants contained in Section 7.18.
(b)Ineligibility of Properties. Upon any Unencumbered Property ceasing to qualify to be included in the Unencumbered Pool, such Real Estate shall no longer be included in the calculation of covenants in Section 7.18. Within five (5) Business Days after any such disqualification, Borrower shall deliver to Administrative Agent notice of such disqualification together with a pro forma Compliance Certificate demonstrating, after giving effect to such removal or disqualification, compliance with the covenants contained in Section 7.18.
(c)Casualty. In the event that all or any material portion of any Unencumbered Property shall be materially damaged or taken by condemnation, then such Real Estate shall no longer be included in the calculation of the covenants in Section 7.18 unless and until (i) any damage to such real estate is repaired or restored, such real estate becomes fully operational and Administrative Agent shall receive evidence satisfactory to Administrative Agent of the value of such real estate following such repair or restoration (both at such time and prospectively) or (ii) Administrative Agent shall receive evidence satisfactory to Administrative Agent that the value of such real estate (both at such time and prospectively) shall not be materially adversely affected by such damage or condemnation.
2.19Guarantors.
(a)Additional Guarantors. In the event that Borrower shall request that certain Real Estate of a Wholly Owned Subsidiary of Borrower, Sila Realty OP, or Sila OP be included as an Unencumbered Property as contemplated by Section 2.17 and such Real Estate is approved for inclusion as an Unencumbered Property in accordance with the terms hereof, Borrower shall, as a condition to such Real Estate being included as an Unencumbered Property but subject to Section 2.19(d), cause each Unencumbered Property Owner, and any other Subsidiary of

Borrower, Sila Realty OP, or Sila OP which owns an interest in such Unencumbered Property Owner, to execute and deliver to Administrative Agent a Guarantor Joinder Agreement on or before the deadline for the delivery of the next Compliance Certificate pursuant to Section 6.02(a), and such Subsidiary or Subsidiaries, as applicable, shall become a Guarantor hereunder. In addition, in the event any Subsidiary of Borrower shall constitute a Material Subsidiary, subject to Section 2.19(d), Borrower shall promptly notify Administrative Agent and on or before the deadline for the delivery of the next Compliance Certificate pursuant to Section 6.02(a), execute and deliver to Administrative Agent a Guarantor Joinder Agreement, and such Subsidiary shall become Subsidiary Guarantor hereunder. Without limiting the foregoing, in the event any Subsidiary of Borrower shall constitute a Material Subsidiary within the meaning of clause (b) of the definition thereof, Borrower shall cause such Subsidiary, as a condition to such Subsidiary becoming a guarantor or other obligor with respect to such other Unsecured Debt described therein (unless such Indebtedness was incurred prior to such Subsidiary becoming a Subsidiary Guarantor and not in contemplation of such Subsidiary becoming a Subsidiary Guarantor, in which case such Subsidiary shall execute and deliver to Administrative Agent a Guarantor Joinder Agreement within five (5) Business Days of such Person’s becoming a Subsidiary of Borrower), cause each such Subsidiary to execute and deliver to Administrative Agent a Guarantor Joinder Agreement, and such Subsidiary shall thereby become a Subsidiary Guarantor hereunder. Each such Subsidiary Guarantor shall be specifically authorized, in accordance with its respective organizational documents, to be a Guarantor hereunder and to execute the Guarantor Joinder Agreement. Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to Guarantors to be true and correct in all material respects with respect to each such Subsidiary. In connection with the delivery of such Guarantor Joinder Agreement, Borrower shall deliver to Administrative Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as Administrative Agent may reasonably require, including the Subsidiary Guarantor Organizational Deliverables with respect thereto.
(b)Release of Unencumbered Property Owners as Subsidiary Guarantors. Provided no Event of Default shall have occurred and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 2.19(b)), in the event that (i) all Unencumbered Properties owned by such Subsidiary Guarantor have been removed from the Unencumbered Pool, and (ii) such Subsidiary Guarantor will not, upon giving effect to such requested release, be a guarantor of or otherwise liable with respect to any other Unsecured Debt of any member of the Consolidated Group, then such Subsidiary Guarantor shall be released by Administrative Agent from liability under this Agreement and the other Loan Documents to which it is a party.
(c)Release of Certain Other Subsidiary Guarantors. Borrower may request in writing that Administrative Agent release, and upon receipt of such request Administrative Agent shall release (subject to the terms hereof), a Subsidiary Guarantor that is a Guarantor solely by virtue of being a Material Subsidiary from the Guaranty so long as: (i) no Event of Default shall then be in existence or would occur as a result of such release; (ii) Administrative Agent shall have received such written request at least five (5) Business Days prior to the requested date of release; (iii) such Subsidiary Guarantor is not an Unencumbered Property Owner and will not, upon giving effect to such requested release, be a guarantor of or otherwise liable with respect to any other Unsecured Debt of any member of the Consolidated Group of the type described in clause (b) of the definition of “Material Subsidiary” which would require it to be a Guarantor; and (iv) Borrower shall deliver to Administrative Agent evidence reasonably satisfactory to Administrative Agent that (A) Borrower, Sila Realty OP, or Sila OP has disposed of or simultaneously with such release will dispose of its entire interest in such Guarantor or that all of the assets of such Guarantor will be disposed of in compliance with the terms of this Agreement, and if such transaction involves the disposition by such Guarantor of all of its assets, the net cash proceeds, if any, from such disposition are being distributed to Borrower, Sila Realty OP, or Sila OP, as applicable, in connection with such disposition, or (B) such Guarantor will be the borrower with respect to Secured Debt that is not prohibited under this Agreement, which Indebtedness will be secured by a Lien on the assets of such Guarantor, or (C) Borrower has contributed or simultaneously with such release will contribute its entire direct or indirect interest in such Guarantor to an Unconsolidated Affiliate or a Subsidiary which is not a Wholly Owned Subsidiary or that such Guarantor will be contributing all of its assets to an Unconsolidated Affiliate or a Subsidiary which is not a Wholly Owned Subsidiary in compliance with the terms of this Agreement, or (D) such Guarantor is an Excluded Subsidiary. Delivery by Borrower to Administrative Agent of any such request for a release shall constitute a representation by Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct in all material respects with respect to such request. Notwithstanding the foregoing, the foregoing provisions shall not apply to Borrower, Sila Realty OP, or Sila OP which may only be released upon the written approval of Administrative Agent and all of the Lenders.
(d)Investment Grade Release. Notwithstanding the terms of Section 2.19(a), from and after any date that Administrative Agent first receives an Investment Grade Notice, Administrative Agent shall promptly release all of the Subsidiary Guarantors from their obligations under the Guaranty (the “Investment Grade Release”), subject to satisfaction of the following conditions:
(i)Borrower shall have delivered to Administrative Agent, on or prior to the date that is ten (10) Business Days (or such shorter period of time as agreed to by Administrative Agent) before the date on which the Investment Grade Release is to be effected, written notice that it is requesting the Investment Grade Release, which notice shall identify the Subsidiary Guarantors to be released and the proposed effective date for the Investment Grade Release;
(ii)On the date the Investment Grade Release is to become effective, Administrative Agent shall have received a certificate signed by a Responsible Officer, certifying that (A) no Subsidiary Guarantor requested to be released is a borrower or guarantor of, or otherwise has a payment obligation in respect of, any Unsecured Debt (other than Unsecured Debt in respect of which such Subsidiary Guarantor shall be released as a borrower or guarantor or other obligor substantially concurrently with the release hereunder); (B) immediately before and immediately after giving effect to the Investment Grade Release, no Default or Event of Default has occurred and is continuing or would result therefrom; and (C) immediately before and immediately after giving effect to the Investment Grade Release, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) as of such date, with the same effect as if made at and as of that date, except to the extent that such representations and warranties related solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).
(iii)In the event that at any time after the Investment Grade Release, any such Subsidiary Guarantor released pursuant to Section 2.19(d) is the primary obligor under, or provides a guaranty to any holder of, Unsecured Debt, Borrower shall within ten (10) Business Days after such occurrence cause such Subsidiary Guarantor to satisfy within such ten (10) Business Day period all of the provisions of Section 2.19(a) that would be applicable to the addition of a new Guarantor. For the avoidance of doubt, the foregoing provisions shall not apply to Borrower, Sila REIT, LLC, Sila Realty OP, or Sila OP which may only be released upon the written approval of Administrative Agent and all of the Lenders.
3.TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Defined Terms. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by the applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by Borrower. Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this clause (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority as provided in this Section 3.01, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(g)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(g)(ii)(A), 3.01(g)(ii)(B) and 3.01(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such

Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of the Recipient, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the applicable Recipient be required to pay any amount to Borrower pursuant to this clause (h) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to Borrower or any other Person.
(i)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Term SOFR or Daily Simple SOFR, or to determine or charge interest rates based upon SOFR, Term SOFR or Daily Simple SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to engage in reverse repurchase of U.S. Treasury securities transactions of the type included in the determination of SOFR, then, on notice thereof by such Lender to Borrower through Administrative Agent, (a) any obligation of such Lender to make, continue or convert to either Term SOFR Rate Loans or Daily SOFR Rate Loans, as applicable, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Term SOFR Rate Loans and Daily SOFR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Base Rate), immediately, in the case of Daily SOFR Rate Loans and, in the case of Term SOFR Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Rate Loans; and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
3.03Inability to Determine Rates.
(a)If in connection with any request for a Term SOFR Rate Loan or Daily SOFR Rate Loan, or a conversion of Daily SOFR Rate Loans to Term SOFR Rate Loans or a continuation of any of such advances, as applicable, (i) Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under Section 3.03(b)(i) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Rate Loan or in connection with an existing or proposed Base Rate Loan, or (C) adequate and reasonable means do not otherwise exist for determining Daily Simple SOFR in connection with an existing or proposed Daily SOFR Rate Loan, or (ii)  Administrative Agent or Required Lenders determine for any reason that Term SOFR for any requested Interest Period or Daily Simple SOFR with respect to a proposed advance does not adequately and fairly reflect the cost to such Lenders of funding such advance, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Rate Loans or Daily SOFR Rate Loans, or to convert Daily SOFR Rate Loans to Term SOFR Rate Loans, shall be suspended (to the extent of the affected Term SOFR Rate Loans, Daily SOFR Rate Loans, or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until Administrative Agent (or, in the case of a determination by Required Lenders described in Section 3.03(b), until Administrative Agent upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (1) Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Rate Loans or Daily SOFR Rate Loans (to the extent of the affected Term SOFR Rate Loans, Daily SOFR Rate Loans, or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, (2) any outstanding Term SOFR Rate Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period, and (3) any outstanding Daily SOFR Rate Loans shall immediately be deemed to have been converted to Base Rate Loans.
(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Administrative Agent determines (which determination shall be conclusive absent manifest error), or Borrower or Required Lenders notify Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that Borrower or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining one (1) month, three (3) month and six (6) month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one (1) month, three (3) month, and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that at the time of such statement, there is no successor administrator that is satisfactory to Administrative Agent, that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one (1) month, three (3) month, and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in clauses (a) or (b) in this Section 3.03 have occurred with respect to Daily Simple SOFR or the Successor Rate then in effect, then in each case, Administrative Agent and Borrower may amend this Agreement solely for the purpose of replacing Term SOFR, Daily Simple SOFR and/or any then current Successor Rate in accordance with this Section 3.03(b) at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after Administrative Agent shall have posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders object to such amendment.
Administrative Agent will promptly (in one or more notices) notify Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent (0.00%), the Successor Rate will be deemed to be zero percent (0.00%) for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(c)For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.
3.04Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any L/C Issuer any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section 3.04 and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; or

(c)any assignment of a Term SOFR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 10.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
The amounts payable under this Section 3.05 shall never be less than zero (0) or greater than is permitted by Applicable Law. For the avoidance of doubt, no amounts will be owing under this Section in connection with the prepayment of any Base Rate Loan.
3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of Borrower such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), Borrower may replace such Lender in accordance with Section 10.13.
3.07Survival. All of Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.
4.CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Administrative Agent and each of the Lenders:

(i)executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, each Lender and Borrower;
(ii)a Note executed by Borrower in favor of each Lender requesting a Note;
(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;
(iv)such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where such qualification is required;
(v)a favorable opinion of Morris, Manning & Martin, LLP, counsel to the Loan Parties, addressed to Administrative Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;
(vi)a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(vii)a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since December 31, 2023 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(viii)the Audited Financial Statements and the unaudited financial statements referred to in Section 5.04;
(ix)a duly completed Compliance Certificate as of the last day of the fiscal quarter of Borrower ended on September 30, 2024, signed by a Responsible Officer of Borrower;
(x)evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all obligations thereunder have been or concurrently with the Closing Date will be paid in full and all Liens securing obligations under the Existing Credit Agreement (if any) have been or concurrently with the Closing Date are being released; and
(xi)such other assurances, certificates, documents, consents or opinions as Administrative Agent, any L/C Issuer or the Required Lenders reasonably may require.
(b)(i) Upon the reasonable request of any Lender made at least five (5) days prior to the Closing Date, Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) days prior to the Closing Date and (ii) at least five (5) days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
(c)Any fees required to be paid on or before the Closing Date shall have been paid.
(d)Unless waived by Administrative Agent, Borrower shall have paid all fees, charges and disbursements of counsel to Administrative Agent (directly to such counsel if requested by Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Rate Loans) is subject to the following conditions precedent:
(a)The representations and warranties of Borrower and each other Loan Party contained in Article 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality standards set forth therein) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of Section 5.04 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)After giving effect to such proposed Credit Extension, Borrower shall be in pro forma compliance the financial covenants set forth in Section 7.18, calculated as of the last day of the most recent fiscal quarter for which financial statements have been delivered to Administrative Agent pursuant to clauses (a)and (b) of Section 6.01.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Rate Loans) submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a)and (b) have been satisfied on and as of the date of the applicable Credit Extension.

5.REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to Administrative Agent and the Lenders that:
5.01Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to carry on its business as now conducted, and (c) is duly qualified to do business, and is in good standing under the Laws of each jurisdiction where such qualification is required; except in each case referred to in clause (c), to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.
5.02Organization Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable Debtor Relief Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
5.03Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, disclosures with the SEC, or as may be required with respect to tenant improvements, repairs or other work with respect to any Real Estate, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any Contractual Obligation of any member of the Consolidated Group or any of its assets or give rise to a right thereunder to require any payment to be made by any member of the Consolidated Group and (d) will not result in the creation or imposition of any Lien on any asset of any member of the Consolidated Group, except Liens (if any) created under the Loan Documents.
5.04Financial Statements; No Material Adverse Effect. Borrower has furnished to each Lender (a) the Audited Financial Statements, (b) the unaudited consolidated balance sheet of the Consolidated Group as of September 30, 2024, and the related unaudited consolidated statements of income and cash flows for the fiscal quarter and year-to-date period then ended, certified by a Responsible Officer, and (c) certain other financial information relating to Borrower, the Guarantors and the Unencumbered Properties. Such financial statements fairly present the consolidated financial condition of the Consolidated Group as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b) above. Since the date of the Audited Financial Statements, there have been no changes with respect to the Consolidated Group which have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
5.05Litigation and Environmental Matters.
(a)No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of Borrower, threatened in writing against or affecting any member of the Consolidated Group (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document or (iii) affecting the Unencumbered Properties.

(b)Borrower has taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, except as specifically set forth (i) in the written environmental site assessment reports of an Environmental Engineer provided to Administrative Agent (A) in the case of the Initial Unencumbered Properties, as of the Closing Date, or (B) with respect to other Real Estate owned as of the date hereof, on or before the date hereof, or in the case of Real Estate (other than the Initial Unencumbered Properties, if any) acquired after the date hereof, the environmental site assessment reports with respect thereto provided to Administrative Agent, or (ii) on Schedule 5.05(b), makes the following representations and warranties:
(i)None of Borrower, the Guarantors or their respective Subsidiaries nor any operator of the Real Estate, nor any tenant or operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under any Environmental Law, which violation (A) involves Real Estate (other than the Unencumbered Properties) and has had or could reasonably be expected to have a Material Adverse Effect or (B) involves an Unencumbered Property;
(ii)None of Borrower, the Guarantors nor any of their respective Subsidiaries has received notice from any third party including any Governmental Authority, (A) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (B) that any Hazardous Material(s) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that Borrower, any Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials, which in any case (1) involves Real Estate (other than the Unencumbered Properties) and has had or could reasonably be expected to have a Material Adverse Effect or (2) involves an Unencumbered Property;
(iii)(A) No portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate except those which are being operated and maintained in compliance with Environmental Laws; (B) in the course of any activities conducted by Borrower, the Guarantors, their respective Subsidiaries or the tenants and operators of their properties, no Hazardous Materials have been generated or are being used on the Real Estate except in the ordinary course of Borrower’s, the Guarantors’ and their respective Subsidiaries’, or the tenants’ or operators’ of the Real Estate, respective businesses and in accordance with applicable Environmental Laws; (C) there has been no past or present Release or threatened Release of Hazardous Materials on, upon, into or from the Real Estate, which Release would have a material adverse effect on the value of such Real Estate or adjacent properties, which Release has had or could reasonably be expected to have a Material Adverse Effect; (D) there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which could be reasonably anticipated to have a material adverse effect on the value of, the Real Estate; and (E) any Hazardous Materials that have been generated on any of the Real Estate have been transported off site in accordance with all applicable Environmental Laws (except with respect to the foregoing in this Section 5.05(b)(iii) as to any Real Estate (other than the Unencumbered Properties) where the foregoing has not had or could not reasonably be expected to have a Material Adverse Effect);

(iv)None of Borrower, the Guarantors, their respective Subsidiaries nor the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Materials site assessments, or the removal or remediation of Hazardous Materials, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement in each case by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby except for such matters with which Borrower, the Guarantors, their respective Subsidiaries shall have complied with as of the Closing Date;
(v)There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities (A) on or affecting the Real Estate (other than the Unencumbered Properties) except where such existence has not had or could not be reasonably be expected to have a Material Adverse Effect, or (B) on or affecting an Unencumbered Property; and
(vi)Neither Borrower nor any Guarantor has received any written notice of any claim by any party that any use, operation, or condition of the Real Estate has caused any nuisance or any other liability or adverse condition on any other property which as to any Real Estate (other than the Unencumbered Properties) has had or could reasonably be expected to have a Material Adverse Effect, nor is there any basis for such a claim.
(c)As of the Closing Date, none of Borrower, any Guarantor or any of their respective Subsidiaries or to Borrower or any Guarantor’s knowledge, any Operator of any Medical Property, is the subject of an audit by a Governmental Authority or, to Borrower’s or any Guarantor’s knowledge, any investigation or review by a Governmental Authority concerning the violation or possible violation of any Requirement of Law, including any Healthcare Law.
5.06No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.07Ownership of Property; Insurance.
(a)Each member of the Consolidated Group has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the Audited Financial Statements or purported to have been acquired by any member of the Consolidated Group after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of the Consolidated Group are valid and subsisting and are in full force.
(b)Each of member of the Consolidated Group owns, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Consolidated Group does not infringe in any material respect on the rights of any other Person. Except as disclosed in writing to Administrative Agent, none of the Unencumbered Properties is owned or operated under or by reference to any trademark, trade name, service mark or logo, and none of the trademarks, tradenames, service marks or logos are registered or subject to any license or provision of law limiting their assignability or use.
(c)The properties of the Consolidated Group are insured with financially sound and reputable insurance companies which are not Affiliates of Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or any applicable Subsidiary operates.

5.08Taxes. The Consolidated Group and each other Person for whose taxes any member of the Consolidated Group could become liable have timely filed or caused to be filed all Federal income Tax returns and all other material tax returns that are required to be filed by them, and have paid all Taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Consolidated Group in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.
5.09ERISA .
(a)Each Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification). No ERISA Event has occurred or is reasonably expected to occur. There exists no Unfunded Pension Liability with respect to any Plan. No Loan Party or any of their Subsidiaries or ERISA Affiliates is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan. There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of any Loan Party, any of their Subsidiaries or any ERISA Affiliate, threatened in writing, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in liability to any member of the Consolidated Group. Borrower, each of its Subsidiaries and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan. No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA. No Loan Party nor any of their Subsidiaries or ERISA Affiliates have ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions. Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not reasonably be expected to result in liability to any member of the Consolidated Group. All contributions required to be made with respect to a Non-U.S. Plan have been timely made. No Loan Party nor any of their Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities.
(b)Each Loan Party represents, warrants and covenants that such Loan Party is not and will not be using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by

Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
5.10Subsidiaries; Equity Interests. Part (a) of Schedule 5.10 sets forth, as of the date hereof, all of the Subsidiaries of Borrower, the form and jurisdiction of organization of each of the Subsidiaries of Borrower, and Borrower’s direct and indirect ownership interests therein. Part (b) of Schedule 5.10 sets forth, as of the date hereof, all of the Unconsolidated Affiliates of the Consolidated Group, the form and jurisdiction of organization of each of the Unconsolidated Affiliates, Borrower’s or its Subsidiary’s ownership interest therein and the other owners of the applicable Unconsolidated Affiliate. No Person owns any legal, equitable or beneficial interest in any of the Persons set forth on Schedule 5.10 except as set forth on such Schedule. Part (c) of Schedule 5.10 sets forth, as of the date hereof, an organizational chart showing Borrower’s ownership of Sila Realty OP, Sila OP, and Sila REIT, LLC.
5.11Margin Regulations; Investment Company Act.
(a)None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. No member of the Consolidated Group is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty five percent (25%) of the value of the assets (either of Borrower only or of the Consolidated Group on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.
(b)No member of the Consolidated Group is (i) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (ii) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith.
5.12Disclosure.
(a)Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which any member of the Consolidated Group is subject, and all other matters known to any of them, that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports (including all reports that Borrower is required to file with the SEC), financial statements, certificates or other information furnished by or on behalf of Borrower to Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(b)As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
5.13Compliance with Laws. Borrower and each of its Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-

compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Borrower, the applicable Unencumbered Property Owner, or the applicable Operator holds all Primary Licenses and Permits necessary for using and operating the Unencumbered Properties as required under applicable laws, and such Primary Licenses and Permits are in full force and effect.
5.14Taxpayer Identification Number. Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.
5.15OFAC. No member of the Consolidated Group nor, to the knowledge of the Consolidated Group, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. The Consolidated Group has conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
5.16Anti-Corruption Laws. The Consolidated Group has conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.17Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
5.18Covered Entities. No Loan Party is a Covered Entity.
5.19Labor Relations. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the any member of the Consolidated Group as of the Closing Date and no member of the Consolidated Group (a) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the five years prior to the Closing Date or (b) to the knowledge of the Responsible Officers of Borrower, as of the Closing Date there is not any potential or pending strike, walkout or work stoppage.
5.20Solvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, each Loan Party is Solvent.
5.21Other Debt. As of the date of this Agreement, (a) none of Borrower, any Guarantor nor any of their respective Subsidiaries is in default of (i) the payment of any Indebtedness, or (ii) the performance of any related agreement, mortgage, deed of trust, security agreement, financing agreement or indenture to which any of them is a party, and (b) no Indebtedness of Borrower, any Guarantor or any of their respective Subsidiaries has been accelerated. Neither Borrower nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of Borrower or any Guarantor. Schedule 5.21 hereto sets forth all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon Borrower and each Guarantor or their respective properties and entered into by Borrower and/or such Guarantor as of the date of this Agreement with respect to any Indebtedness of Borrower or any Guarantor in an amount greater than $1,000,000.00, and Borrower has provided Administrative Agent with such true, correct and complete copies thereof as Administrative Agent has requested.
5.22Material Agreements. As of the Closing Date, each Material Agreement is in full force and effect. Borrower does not have any knowledge of any pending amendments or threatened termination in writing of any of the Material Agreements. As of the Closing Date, Borrower has, if requested, delivered to Administrative Agent a true, complete and correct copy of each Material Agreement

(including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).
5.23Eligible Ground Leases.
(a)Each Eligible Ground Lease contains the entire agreement of Borrower or the Unencumbered Property Owners and the applicable Fee Owner pertaining to the Unencumbered Property covered thereby. Borrower and the Unencumbered Property Owners have no estate, right, title or interest in or to the Unencumbered Property except under and pursuant to the Eligible Ground Lease. The Eligible Ground Lease has not been modified, amended or assigned, with the exception of written instruments that have been recorded in the applicable real estate records and referenced in Borrower’s title insurance policy for such Unencumbered Property.
(b)The applicable Fee Owner is the exclusive fee simple owner of the Unencumbered Property, subject only to the Eligible Ground Leases and all Liens and other matters disclosed in the applicable title insurance policy for such Unencumbered Property subject to the Eligible Ground Lease, and the applicable Fee Owner is the sole owner of the lessor’s interest in the Eligible Ground Lease.
(c)There are no rights to terminate any Eligible Ground Lease other than the applicable Fee Owner’s right to terminate by reason of default, casualty, condemnation or other reasons, in each case as expressly set forth in such Eligible Ground Lease.
(d)Each Eligible Ground Lease is in full force and effect and, to Borrower’s knowledge, no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under any Eligible Ground Lease (a “Ground Lease Default”) exists or has occurred on the part of Borrower or an Unencumbered Property Owner or on the part of a Fee Owner under any Eligible Ground Lease. All base rent and additional rent, if any, due and payable under each Eligible Ground Lease has been paid through the date hereof and neither Borrower nor any Unencumbered Property Owner is required to pay any deferred or accrued rent after the date hereof under any Eligible Ground Lease. Neither Borrower nor an Unencumbered Property Owner has received any written notice that a Ground Lease Default has occurred or exists, or that any Fee Owner or any third party alleges the same to have occurred or exist.
(e)Borrower or applicable Unencumbered Property Owner is the exclusive owner of the ground lessee’s interest under and pursuant to each Eligible Ground Lease and has not assigned, transferred or encumbered its interest in, to, or under the Eligible Ground Lease, except to Administrative Agent under the Loan Documents.
5.24Unencumbered Properties. Each of the Unencumbered Properties included by Borrower in calculation of the compliance of the covenants set forth in Section 7.18 satisfies all of the requirements contained in this Agreement for the same to be included therein.
6.AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower covenants and agrees with the Lenders that:
6.01Financial Statements. Borrower will deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and the Required Lenders:
(a)(i) within fifteen (15) days of the filing of Borrower’s Form 10-K with the SEC, but in any event not later than one hundred twenty (120) days after the end of each calendar year (commencing with the year ending December 31, 2024), the audited consolidated balance sheet of the Consolidated Group at the end of such year, and the related audited consolidated statements of income, changes in capital and cash flows for such year, setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the chief financial officer or chief accounting officer of Borrower, on its behalf, that the information contained in such financial statements fairly presents the financial position of the Consolidated Group, and accompanied by an auditor’s report prepared without qualification as to the scope of the audit by a nationally recognized accounting firm reasonably approved by Administrative Agent, and (ii) within a reasonable period of time following request therefor, any other information the Lenders may reasonably request to complete a financial analysis of the Consolidated Group; and
(b)within fifteen (15) days of the filing of Borrower’s Form 10-Q with the SEC, if applicable, but in any event not later than sixty (60) days after the end of the first three calendar quarters of each year, copies of the unaudited consolidated balance sheet of the Consolidated Group, at the end of such quarter, and the related unaudited consolidated statements of income, unaudited consolidated balance sheet and cash flows for the portion of Borrower’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer or chief accounting officer of Borrower, on its behalf, that the information contained in such financial statements fairly presents the financial position of the Consolidated Group on the date thereof (subject to year-end adjustments).
So long as Borrower is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, Borrower may satisfy its obligation to deliver the financial statements referred to in paragraphs (a) and (b) above by delivering such financial statements by electronic mail to such e-mail addresses as Administrative Agent and the Lenders shall have provided to Borrower from time to time.
6.02Certificates; Other Information. Borrower will deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and the Required Lenders:
(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a Compliance Certificate signed by the principal executive officer or the principal financial officer of Borrower (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants set forth in Section 7.18, (iii) specifying any change in the identity of the Subsidiaries as of the end of such fiscal year or fiscal quarter from the Subsidiaries identified to the Lenders on the Closing Date or as of the most recent fiscal year or fiscal quarter, as the case may be, and (iv) stating whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of the Consolidated Group, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate. All income, expense and value associated with Real Estate or other Investments acquired or disposed of during any quarter will be eliminated from calculations, where applicable. The Compliance Certificate shall be accompanied by copies of the statements of Funds from Operations and Net Operating Income for such calendar quarter, including Net Operating Income for each of the Unencumbered Properties, prepared on a basis consistent with the statements furnished to Administrative Agent prior to the date hereof and otherwise in form and substance reasonably satisfactory to Administrative Agent, together with a certification by the chief financial officer or chief accounting officer, on its behalf, that the information contained in such statement fairly presents the Funds from Operations and Net Operating Income, including the Net Operating Income of each of the Unencumbered Properties, for such periods;
(b)simultaneously with the delivery of the financial statements referred to in Section 6.01(a), the statement of all contingent liabilities involving amounts of $1,000,000.00 or more of the Consolidated Group which are not reflected in such financial statements or referred to in the notes thereto (including all guaranties, endorsements and other contingent obligations in respect of the indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit);
(c)contemporaneously with the filing or mailing thereof, copies of all material of a financial nature, reports or proxy statements sent to the owners of Borrower or Sila Realty OP;
(d)promptly following Administrative Agent’s request, after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of Borrower and any Guarantor;
(e)promptly upon the filing thereof, copies of any registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and any annual, quarterly or monthly reports and other statements and reports which Borrower shall file with the SEC;
(f)notice of any audits pending or threatened in writing with respect to any tax returns filed by Borrower or any Guarantor promptly following notice of such audit;
(g)promptly upon receipt thereof, copies of any and all notices of default under any loan document securing or evidencing a mortgage loan made to a member of the Consolidated Group secured by a Lien on Real Estate, if such mortgage loan (i) constitutes Recourse Indebtedness, (ii) constitutes Indebtedness and individually or in the aggregate has an outstanding principal balance in excess of $30,000,000, or (iii) has been accelerated; and
(h)promptly following any request therefor, (i) such other financial data and information in the possession of a member of the Consolidated Group (including auditors’ management letters, status of litigation or investigations against any member of the Consolidated Group and any settlement discussions relating thereto (to the extent that disclosure of any such letters, litigation or investigation status or settlement discussions would not waive any applicable privilege), property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting any member of the Consolidated Group) as Administrative Agent or any Lender may reasonably request and (ii) information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
Borrower hereby acknowledges that (a) Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that so long as Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated

“Public Side Information;” and (z) Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”
6.03Notice of Material Events.
(a)Promptly (but in any event withing five (5) Business Days after the occurrence thereof unless specifically set forth below), Borrower will provide Administrative Agent and each Lender with written notice of the following:
(i)the occurrence of any Default or Event of Default;
(ii)the filing or commencement of, or any material development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of Borrower, affecting any member of the Consolidated Group which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(iii)written notice, in form and detail reasonably satisfactory to Administrative Agent and each of the Lenders, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against any member of the Consolidated Group in an amount in excess of $10,000,000.00;
(iv)the occurrence of any event or any other development by which any member of the Consolidated Group (A) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) becomes subject to any Environmental Liability, (C) receives notice of any claim with respect to any Environmental Liability, or (D) becomes aware of any basis for any Environmental Liability, in each case which, involves an Unencumbered Property, or either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(v)promptly and in any event within fifteen (15) days after (A) any Loan Party, any of their Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of the chief financial officer of Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by any Loan Party, such Subsidiary or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, and (B) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities (not taking into account Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by any Loan Party, any of its Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of any Loan Party, any of its Subsidiaries or any ERISA Affiliate;
(vi)the occurrence of any Default or Event of Default, or the receipt by any member of the Consolidated Group of any written notice of an alleged default or event of default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which Borrower, any Unencumbered Property Owner or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or Event of Default or have a Material Adverse Effect, Borrower shall forthwith give written notice thereof to Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default;
(vii)receipt of any documents, correspondence or written notice from any Governmental Authority that regulates the operation of any Unencumbered Property where such document, correspondence or written notice relates to threatened or actual change or development that would be materially adverse or otherwise have a material adverse effect on the Unencumbered Property, Borrower, Guarantor, Unencumbered Property Owner, or any operator or tenant of any Unencumbered Property;
(viii)the occurrence of any default by a Fee Owner in the performance or observance of any of the terms, covenants and conditions on the part of a Fee Owner to be performed or observed under an Eligible Ground Lease, and Borrower will promptly deliver to Administrative Agent copies of all material notices, certificates, requests, demands and other instruments received from or given by a Fee Owner to Borrower or an Unencumbered Property Owner under an Eligible Ground Lease;
(ix)any completed sale, encumbrance, refinance or transfer of any Real Estate or other Investments of the type described in Section 7.02(d) of Borrower, any Guarantor or their respective Subsidiaries;
(x)the occurrence of a Material Acquisition;
(xi)any change of Borrower’s Debt Rating occurring after the Investor Grade Release or IG Pricing Date;
(xii)within five (5) Business Days of becoming aware thereof, any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect, including (A) breach or non-performance of, or any default under, any provision of any security issued by any member of the Consolidated Group or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound; (B) any dispute, litigation, investigation, proceeding or suspension between any member of the Consolidated Group and any Governmental Authority; or (C) the commencement of, or any material development in, any litigation or proceeding affecting any member of the Consolidated Group; and
(xiii)any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
(b)Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a)(i) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04Payment of Obligations. Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity all of its obligations and liabilities (including all taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Borrower shall promptly upon the written request of Administrative Agent, deliver to Administrative Agent copies of the most recent tax bill and invoices with respect to the taxes, other assessments, levies and charges described in this Section 6.04 with respect to the Unencumbered Properties together with and written evidence of payment thereof not later than ten (10) Business Days prior to the date upon which such amounts are due and payable unless the same are being contested in accordance with the terms hereof and the other Loan Documents.
6.05Preservation of Existence; Conduct of Business. Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that nothing in this Section 6.05 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.04.
6.06Maintenance of Properties; Insurance. Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies which are not Affiliates of Borrower insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations (including, in any event, flood insurance) and will, upon request of Administrative Agent, furnish to each Lender at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by the Consolidated Group in accordance with this Section 6.06 (and if requested by Administrative Agent or any Lender a copy of any policy referenced therein if not already delivered). Without limitation of the obligations of Borrower and the Guarantors under this Agreement with respect to the maintenance of the Real Estate, Borrower and the Unencumbered Property Owners shall promptly and diligently. comply with the recommendations of the Environmental Engineer retained by Administrative Agent or Borrower, Guarantors or their respective Subsidiaries concerning the maintenance, operation or upkeep of the Real Estate contained in the building inspection and environmental reports delivered to Administrative Agent or otherwise obtained by Borrower or any Subsidiary with respect to the Real Estate.
6.07Compliance with Laws. Borrower will, and will cause each of its Subsidiaries to, and, to the extent permitted by the terms of the Leases, will cause the Operators of the Unencumbered Properties to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including all Environmental Laws, ERISA and OSHA, and all licenses and permits required by applicable laws for the conduct of its business or the ownership, use or operation of its properties, except where failure so to would not result in the material non-compliance with the items described herein. Borrower will conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.
6.08Books and Records. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.
6.09Inspection Rights. Borrower will, and will cause each of its Subsidiaries to, permit any representative of Administrative Agent or any Lender to visit and inspect its properties (subject to the rights of tenants under their Leases), to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as Administrative Agent or any Lender may reasonably request after reasonable prior notice to Borrower; provided that if an Event of Default has occurred and is continuing, no prior notice shall be required; provided, further that so long as no Event of Default shall have occurred and be continuing, Borrower shall not be required to pay for such visits and inspections more often than once in any twelve (12) month period.
6.10Use of Proceeds; Margin Regulations. Borrower will use the proceeds of all Loans to finance working capital needs, to repay Indebtedness under the Existing Credit Agreement, and capital expenditures and for other general corporate purposes of the Consolidated Group. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X. All Letters of Credit will be used for general corporate purposes.
6.11Casualty and Condemnation. Borrower (a) will furnish to Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Unencumbered Property or the commencement of any action or preceding for the taking of any material portion of any Unencumbered Property or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the net cash proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement.
6.12REIT Covenants. Borrower shall at all times comply with all Requirements of Law and regulations necessary to maintain its status as, and election to be treated as, a REIT.
6.13Further Assurances. Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages and other documents), which may be required under any applicable law, or which Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents, all at the reasonable expense of the Loan Parties.
6.14Ownership of Real Estate. Without the prior written consent of Administrative Agent, all Real Estate and all interests (whether direct or indirect) of Borrower, Sila Realty OP, or Sila OP in any Real Estate assets now owned or leased or acquired or leased after the date hereof shall be owned or leased directly by Borrower, Sila Realty OP, or Sila OP or a Wholly Owned Subsidiary of Borrower, Sila Realty OP, or Sila OP; provided, however that Borrower shall be permitted to own or lease interests in Real Estate through non-Wholly Owned Subsidiaries and Unconsolidated Affiliates of Borrower as permitted by Section 7.02.
6.15Distributions of Income to Borrower, Sila OP and Sila Realty OP. Borrower, Sila Realty OP, or Sila OP shall cause all of their respective Subsidiaries (subject to applicable law, the terms of any loan documents under which such Subsidiary is the borrower, and the terms of any organizational documents of a joint venture with a Person that is not an Affiliate of Borrower, Sila OP or Sila Realty OP entered into in the ordinary course of business) to promptly distribute to Borrower, Sila Realty OP, or Sila OP, as applicable (but not less frequently than once each calendar quarter, unless otherwise approved by Administrative Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service, operating expenses, capital improvements and leasing commissions for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements and tenant improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the course of its business consistent with its past practices.
6.16Material Contracts. Borrower, the Guarantors and their respective Subsidiaries shall perform each and all of their obligations under each Material Agreement. Borrower shall not, and shall not permit any Unencumbered Property Owner to, directly or indirectly cause or permit to exist any condition which could result in the termination or cancellation of, or which would relieve the performance of any obligations of any other party thereto under, any Material Contract for all or any portion of the Unencumbered Properties.
6.17More Restrictive Agreements. Should Borrower, the Guarantors or any of their respective Subsidiaries enter into or modify any agreements or documents pertaining to any existing or future Indebtedness, Debt Offering or Equity Offering, which agreements or documents include covenants, whether affirmative or negative (or any other provision which may have the same practical effect as any of the foregoing), which are individually or in the aggregate more restrictive against Borrower, the Guarantors or their respective Subsidiaries than those set forth in Article 7 or Article 11 of this Agreement, Borrower shall promptly notify Administrative Agent and, if requested by the Required Lenders, Borrower, the Guarantors, Administrative Agent and the Required Lenders shall promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions as determined by the Required Lenders in their sole discretion. Each of Borrower and Guarantors agree to deliver to Administrative Agent copies of any agreements or documents (or modifications thereof) pertaining to existing or future Indebtedness, Debt Offering or Equity Offering of Borrower, the Guarantors or any of their respective Subsidiaries as Administrative Agent from time to time may request. Notwithstanding the foregoing, this Section 6.17 shall not apply to covenants contained in any agreements or documents evidencing or securing Non-Recourse Indebtedness or covenants in agreements or documents relating to Recourse Indebtedness that relate only to specific Real Estate that is collateral for such Indebtedness.
7.NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower covenants and agrees with the Lenders that:
7.01Liens. Borrower will not, and will not permit any Guarantor or of its Subsidiaries to (a) create, incur, assume or suffer to exist any Lien on any Unencumbered Property except Permitted Encumbrances or on the Equity Interests of any Subsidiary of Borrower that owns direct or indirect Equity Interests in any Unencumbered Property Owner, now owned or hereafter acquired, except Permitted Encumbrances set forth in clause (a) of such definition or (b) permit any Unencumbered Property or any direct or indirect ownership interest of Borrower in any Unencumbered Property Owner, to be subject to a Negative Pledge, except a Negative Pledge contained in any agreement that evidences Unsecured Debt which contains restrictions on encumbering assets that are substantially similar to or not more restrictive than those restrictions contained in the Loan Documents. For the avoidance of doubt, this Section 7.01 will not prohibit Liens securing Capital Leases permitted by Section 7.03(d) so long as such Lien does not extend to any other asset.
7.02Investments; Loans. Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:
(a)Permitted Investments;
(b)Guarantees by the Consolidated Group constituting Indebtedness permitted by Section 7.03;
(c)Investments by the Consolidated Group in Land Assets;
(d)Investments by the Consolidated Group in Development Properties;
(e)Investments by Borrower in non-Wholly Owned Subsidiaries and Unconsolidated Affiliates;
(f)Investments by the Consolidated Group (other than the Subsidiary Guarantors) in (i) Mortgage Note Receivables secured by properties that meet the property type requirements of a Medical Asset, or (ii) Permitted Equity Investments; and
(g)acquisition of fee simple interests or long-term ground lease interests in Real Estate by the Consolidated Group that meet the property type requirements of a Medical Asset.

(h)Notwithstanding the foregoing, unless otherwise approved in writing by Administrative Agent, such approval not to be unreasonably conditioned, withheld or delayed, Sila OP and its Subsidiaries will not own any Real Estate other than as set forth on Schedule 7.02.
(i)For the purposes of this Section 7.02., the Investment of the Consolidated Group in any non-Wholly Owned Subsidiaries and Unconsolidated Affiliates will equal (without duplication) the sum of such Person’s pro rata share of any Investments valued at the GAAP book value.
7.03Indebtedness and Preferred Equity. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness under the Loan Documents;
(b)subject to the provisions of Section 7.18, obligations under Swap Contracts permitted by Section 7.10;
(c)current liabilities of Borrower, the Guarantors or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;
(d)Indebtedness of the Consolidated Group under Capital Leases incurred to finance the acquisition of furniture, fixtures, and equipment;
(e)Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 6.04;
(f)Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in an Event of Default;
(g)endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;
(h)subject to the provisions of Section 7.18, Non-Recourse Indebtedness that is secured by Real Estate (other than the Unencumbered Properties or interest therein) and related assets;
(i)subject to the provisions of Section 7.18(d), Secured Debt that is Recourse Indebtedness;
(j)subject to the provisions of Section 7.18, Unsecured Debt which is pari passu with the Indebtedness described in clause (a) above, provided that both before and immediately after giving effect to any such incurrence of Unsecured Debt, no Event of Default exists; and
(k)unsecured Indebtedness of any Subsidiary owing to Borrower or any other Subsidiary; provided that any such Indebtedness that is owed to a Subsidiary that is not a Subsidiary Guarantor shall be subordinated to the Obligations on terms reasonably satisfactory to Administrative Agent.
7.04Fundamental Changes.
(a)Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions)

all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (i) any Subsidiary of Sila Realty OP may merge with and into Sila Realty OP (it being understood and agreed that in any such event Sila Realty OP will be the surviving Person), (ii) any Subsidiary of Sila OP may merge with and into Sila OP (it being understood and agreed that in any such event Sila OP will be the surviving Person), (iii) any Subsidiary of Sila Realty OP or Sila OP may merge into another Subsidiary of Sila Realty OP or Sila OP, respectively, provided that if any party to such merger is a Subsidiary Guarantor or an Unencumbered Property Owner, the Subsidiary Guarantor or Unencumbered Property Owner, as applicable, shall be the surviving Person, (iv) any Subsidiary of Borrower may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to Borrower, Sila Realty OP, Sila OP, or to a Subsidiary Guarantor, and (v) the liquidation or dissolution of any Subsidiary of Sila Realty OP or Sila OP that does not own any assets will be permitted so long as such Subsidiary is not a Guarantor (or if such Subsidiary is a Guarantor, so long as the parties comply with the provisions of Section 2.18(a)).
(b)Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the ownership, operation and development of Medical Assets and businesses reasonably related thereto.
7.05Sale of Assets. Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, assign, transfer or otherwise dispose of any of its assets, business or property or, in the case of any Subsidiary, any shares of such Subsidiary’s Equity Interests, in each case whether now owned or hereafter acquired, to any Person other than Borrower or any wholly owned Subsidiary of Borrower, except:
(a)the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;
(b)as the result of a condemnation or casualty event; and
(c)the sale or other disposition of any material asset pursuant to a bona fide arm’s length transaction in the ordinary course of business; provided that, immediately prior thereto, and immediately thereafter and after giving effect thereto, no Event of Default is or would be in existence, including an Event of Default resulting from a breach of the covenants in Section 7.18.
7.06Restricted Payments. Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)so long as no Default or Event of Default then exists or would result therefrom, Borrower may declare or make cash distributions to its shareholders during the period of four consecutive fiscal quarters most recently ending in an aggregate amount not to exceed the greater of (i) ninety-five percent (95%) of such Person’s Funds from Operations for such period or (ii) the minimum distributions required under the Code to maintain Borrower’s status as a REIT, as evidenced by a certification of the principal financial or accounting officer of Borrower containing calculations in detail reasonably satisfactory in form and substance to Administrative Agent;
(b)if a Default or Event of Default shall have occurred and be continuing, neither Sila Realty OP nor Sila OP shall make any Restricted Payments, and Borrower shall not pay any Restricted Payments to its partners, members or other owners, other than Restricted Payments in an amount equal to the minimum distributions required under the Code to maintain Borrower’s status as a REIT, as evidenced by a certification of the principal financial or accounting officer of Borrower containing calculations in detail reasonably satisfactory in form and substance to Administrative Agent; provided that, at any time when an Event of Default under Section 8.01(a) shall have occurred, an Event of Default as to Borrower, Sila Realty OP, or Sila OP under Sections 8.01(f) or 8.01(g) shall have occurred, or the maturity of the Obligations has been accelerated, neither Borrower, Sila Realty OP, nor Sila OP shall make any Restricted Payments whatsoever, directly or indirectly;
(c)a Subsidiary of Sila Realty OP or Sila OP that is not a Wholly Owned Subsidiary may make cash distributions to holders of Equity Interests issued by such Subsidiary so long as such distributions are made ratably according to the holders’ respective holdings of the type of Equity Interests in respect of which such distributions are being made; and
(d)Subsidiaries of Borrower may pay Restricted Payments to Borrower or any other Subsidiary thereof.
7.07Transactions with Affiliates. Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:
(a)in the ordinary course of business at prices and on terms and conditions not less favorable to Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;
(b)transactions between or among Borrower, Sila Realty OP or Sila OP, and any Subsidiary Guarantor or Unencumbered Property Owner not involving any other Affiliates;
(c)transactions in connection with Management Agreements or other property management agreements relating to Real Estate other than the Unencumbered Properties; and
(d) any Restricted Payment permitted by Section 7.06.
7.08Burdensome Agreements. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of any member of the Consolidated Group to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any of its Subsidiaries to pay dividends or other distributions with respect to its Equity Interests, to make or repay loans or advances to Borrower or any other Subsidiary thereof, to Guarantee Indebtedness of Borrower or any other Subsidiary thereof or to transfer any of its property or assets to Borrower or any other Subsidiary thereof; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) the foregoing shall not apply to restrictions in contracts for sales, management, development or dispositions of property not prohibited by this Agreement; provided, that, such restrictions relate only to the property being managed, developed or disposed of, (iv) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to Secured Debt permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Secured Debt or Liens permitted under Section 7.01, and (v) clause (a) shall not apply to customary provisions in leases, subleases, licenses and other contracts restricting the assignment thereof.
7.09Sale and Leaseback Transactions. Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (each, a “Sale/Leaseback Transaction”) without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld.
7.10Swap Contracts. Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Contract, other than Swap Contracts entered into in the ordinary course of business to hedge or mitigate risks to which any member of the Consolidated Group is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, Borrower acknowledges that a Swap Contract entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Swap Contract under which any member of the Consolidated Group is or may become obliged to make any payment (a) in connection with the purchase by any third party of any Equity Interests or any Indebtedness or (b) as a result of changes in the market value of any Equity Interests or any Indebtedness) is not a Swap Contract entered into in the ordinary course of business to hedge or mitigate risks.
7.11Amendment to Material Documents. Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents in any material respect, or (b) any Material Agreements, except as expressly permitted in Section 7.12 or in any manner that would not have an adverse effect on the Lenders, Administrative Agent, any member of the Consolidated Group.
7.12Restriction on Payment of Subordinated Indebtedness and Management Fees.
(a)Borrower and the Guarantors will not, and will not permit their respective Subsidiaries to, (i) during the existence of any Event of Default, prepay, redeem, defease, purchase or otherwise retire (except for regularly scheduled installments of principal) the principal amount, in whole or in part, of any Indebtedness other than the Obligations; provided, that the foregoing shall not prohibit (A) the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of Section 7.03, and (B) the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by Real Estate which is satisfied solely from the proceeds of a sale of the Real Estate securing such Indebtedness or proceeds resulting from a casualty or condemnation relating to such Real Estate (and such insurance or condemnation proceeds are not otherwise required by the terms of any applicable loan documents to be applied to the restoration or rebuilding of such Real Estate); or (ii) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date or required payments of principal of such Indebtedness during the existence of an Event of Default.
(b)Borrower shall not pay, and shall not permit any Subsidiary to pay, any management fees or other payments under any Management Agreement for any Unencumbered Property to Borrower, any other manager that is an Affiliate of Borrower or any other manager, or any advisory fees or other payments to an advisor, in the event that an Event of Default shall have occurred and be continuing.
7.13Accounting Changes. Borrower will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Borrower or of any of its Subsidiaries, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of Borrower.
7.14Leasing Activities. None of Borrower, Guarantors or any Affiliate of Borrower or Guarantors shall prompt, direct, cause or otherwise encourage any tenant or licensee at any Unencumbered Property to relocate to space or acquire other rights at or in connection with other buildings owned by Borrower, a Guarantor or any Affiliate adjacent to the Unencumbered Property, or condominium units within the same development, without the prior written consent of Administrative Agent.
7.15Compliance with Environmental Laws. Neither Borrower nor any Guarantor will, nor will any of them permit any of their respective Subsidiaries or any other Person to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of operating Medical Assets as permitted under this Agreement and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner that could reasonably be contemplated to cause a Release of

Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which could reasonably be expected to give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws), except, with respect to any Real Estate that is not an Unencumbered Property, where any such use, generation, conduct or other activity has not had and could not reasonably be expected to have a Material Adverse Effect.
7.16Sanctions. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuers, or otherwise) of Sanctions.
7.17Anti-Corruption Laws. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other anti-corruption legislation in other jurisdictions.
7.18Financial Covenants.
(a)Maximum Leverage Ratio. Borrower will not permit the Leverage Ratio to exceed sixty percent (60.0%) as of the last day of any fiscal quarter; provided that the Leverage Ratio may exceed sixty percent (60.0%), or as of the end of, any fiscal quarter in which a Material Acquisition is consummated and the consecutive three (3) fiscal quarters immediately thereafter, but in no event shall such ratio exceed sixty-five percent (65%) at any time; provided further that Borrower may not rely on the first proviso hereto in order to be in compliance with this Section 7.18(a) on more than two (2) separate occasions (each time for up to four (4) consecutive fiscal quarters).
(b)Unencumbered Leverage Ratio. Borrower will not permit the Unencumbered Leverage Ratio to exceed sixty percent (60.0%) as of the last day of any fiscal quarter; provided that the Unencumbered Leverage Ratio may exceed sixty percent (60.0%), or as of the end of, any fiscal quarter in which a Material Acquisition is consummated and the consecutive three (3) fiscal quarters immediately thereafter, but in no event shall such ratio exceed sixty-five percent (65%) at any time; provided further that Borrower may not rely on the first proviso hereto in order to be in compliance with this Section 7.18(b) on more than two (2) separate occasions (each time for up to four (4) consecutive fiscal quarters).
(c)Maximum Secured Leverage Ratio. Borrower will not permit the ratio of Consolidated Total Secured Debt to Gross Asset Value (expressed as a percentage) to exceed thirty percent (30.00%) as of the last day of each fiscal quarter; provided that the Unencumbered Leverage Ratio may exceed thirty percent (30.0%), or as of the end of, any fiscal quarter in which a Material Acquisition is consummated and the consecutive three (3) fiscal quarters immediately thereafter, but in no event shall such ratio exceed forty percent (40%) at any time; provided further that Borrower may not rely on the first proviso hereto in order to be in compliance with this Section 7.18(c) on more than two separate occasions (each time for up to four (4) consecutive fiscal quarters).
(d)Maximum Secured Recourse Debt. Borrower will not permit the ratio of Consolidated Total Secured Debt that is Recourse Indebtedness to Gross Asset Value (expressed as a percentage) to exceed ten percent (10.00%) as of the last day of each fiscal quarter prior to the Investment Grade Release Date.
(e)Minimum Consolidated Tangible Net Worth. Borrower will not permit the Consolidated Tangible Net Worth at any time prior to the Investment Grade Release Date to be less than the sum of (a) $1,323,250,175 plus (b) an amount equal to fifty percent (50%) of net equity proceeds received by the Consolidated Group after September 30, 2024.

(f)Minimum Fixed Charge Coverage Ratio. Borrower will not permit, as of the last day of any fiscal quarter, the ratio of Adjusted Consolidated EBITDA to Consolidated Fixed Charges, in each case for the most recently ended period of four (4) fiscal quarters, to be less than 1.5 to 1.0.
(g)Unsecured Interest Coverage Ratio. Borrower will not permit, as of the last day of any fiscal quarter, the Unsecured Interest Coverage Ratio to be less than 1.75 to 1.0.
(h)Occupancy Rate. Borrower will not permit the aggregate Occupancy Rate with respect to the Unencumbered Properties at any time to be less than ninety percent (90%).
7.19Pari Passu Facility. No member of the Consolidated Group shall provide collateral security for any Indebtedness outstanding under or pursuant to any Pari Passu Facility unless and until the Obligations under the Loan Documents (including the Guaranty) shall concurrently be secured equally and ratably with such Indebtedness. For purposes hereof, a “Pari Passu Facility” means any Indebtedness of any member of the Consolidated Group that, prior to becoming Secured Debt, was included in Consolidated Total Unsecured Debt for purposes of calculating the Unencumbered Leverage Ratio and the Unsecured Interest Coverage Ratio, and any modifications, amendments, renewals, extensions, refinancings or restructurings of any such Indebtedness.
7.20Healthcare Transfers. Borrower shall not, nor shall Borrower permit any Unencumbered Property Owner to do (or suffer to be done) any of the following with respect to any Unencumbered Property:
(a)Transfer any Primary Licenses relating to such Unencumbered Property to any location other than to another Unencumbered Property; or
(b)Amend the Primary Licenses in such a manner that results in a material adverse effect on the rates charged, or otherwise diminish or impair the nature, tenor or scope of the Primary Licenses without Administrative Agent’s consent.
8.EVENTS OF DEFAULT AND REMEDIES
8.01Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”):
(a)Non-Payment. Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05 (with respect to the Loan Parties’ legal existence), 6.06 (solely with respect to Unencumbered Properties) or Section 7 (except Section 7.15); or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) any officer of Borrower becoming aware of such failure or (ii) notice thereof being given to Borrower by Administrative Agent or any Lender; or
(d)Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any member of the Consolidated Group in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or
(e)Cross-Default. Borrower, any Guarantor or any of their Subsidiaries fails to pay when due (including at maturity), or within any applicable period of grace, any principal, interest or other amount on account of any obligation for borrowed money or credit received or other Indebtedness (including under any Swap Contract), or shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness (including under any Swap Contract) for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the termination or other settlement of such obligation; provided that the events described in this Section 8.01(e) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this Section 8.01(e), involve (i) Recourse Indebtedness in excess of $25,000,000 or (ii) Non-Recourse Indebtedness in excess of $50,000,000 individually or in excess of $75,000,000 in the aggregate; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or
(h)Judgments. There is entered against Borrower or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of fifteen (15) days during any calendar year, whether or not consecutive, during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Consolidated Group in an aggregate amount exceeding $1,000,000, (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans with negative Unfunded Pension Liability) in an aggregate amount exceeding $1,000,000, or (iii) there is or arises any potential Withdrawal Liability in an aggregate amount exceeding $1,000,000; or

(j)Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)Change of Control. There occurs any Change of Control; or
(l)Non-Monetary Judgements. Any non-monetary judgment or order is be rendered against any member of the Consolidated Group that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(m)Federal Crimes. Borrower, any Guarantor or any of their respective Subsidiaries or any shareholder, officer, director, partner or member of any of them is indicted for a federal crime, a punishment for which could include the forfeiture of (i) any assets of Borrower or any of their respective Subsidiaries which in the good faith judgment of the Required Lenders could reasonably be expected to have a Material Adverse Effect, or (ii) any of the Unencumbered Properties; or
(n)Environmental Compliance. Borrower, any Guarantor or any of their respective Subsidiaries fails to comply with the covenants set forth in Section 7.15 hereof; provided, however, no Event of Default shall occur hereunder as a result of such failure if such failure relates solely to a parcel or parcels of Real Estate that are not an Unencumbered Property whose book value, either individually or in the aggregate, does not exceed $25,000,000; or
(o)REIT Status. Borrower fails to comply at any time with all requirements and applicable law and regulations necessary to maintain its status as REIT; or
(p)Stock Exchange Listing. Borrower’s common Equity Interests shall cease to be traded on the New York Stock Exchange, NASDAQ, or other nationally recognized exchange reasonably acceptable to Required Lenders.
8.02Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;
(c)require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;
provided, however, that upon the occurrence of an event described in Section 8.01(f), the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Administrative Agent or any Lender.
8.03Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Article 3) payable to Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article 3), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to Administrative Agent for the account of the applicable L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Sections 2.03 and 2.15; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
9.ADMINISTRATIVE AGENT
9.01Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of Administrative Agent, the Lenders and the L/C Issuers, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03Exculpatory Provisions. Administrative Agent and the Arrangers shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, neither Administrative Agent nor any Arranger, as applicable:
(a)shall be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;
(b)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)shall have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, Administrative Agent, any Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by Administrative Agent herein;
(d)shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to Administrative Agent by Borrower, a Lender or an L/C Issuer; and
(e)shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.
9.04Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 9 shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06Resignation of Administrative Agent.
(a)Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 9 and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (x) while the retiring or removed Administrative Agent was acting as Administrative Agent and (y) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as an L/C Issuer. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). Upon the appointment by Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07Non-Reliance on Administrative Agent, the Arrangers and the Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by Administrative Agent or any Arranger to any Lender or each L/C Issuer as to any matter, including whether Administrative Agent or Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to Administrative Agent and the Arrangers that it has, independently and without reliance upon Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent, the Arrangers, any other Lender or any of their Related

Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or other titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and Administrative Agent under Sections 2.03(j) and (k), 2.08 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.08 and 10.04.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

9.10Guaranty Matters. Without limiting the provisions of Section 9.09, the Lenders and the L/C Issuers irrevocably authorize Administrative Agent, at its option and in its discretion pursuant to Section 2.19, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.
9.11Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)Such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.12Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
10.MISCELLANEOUS
10.01Amendments, Etc. Subject to Section 3.03 and the last paragraph of this Section 10.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(e)(i) change Section 8.03 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments, pro rata payments or pro rata sharing of payments required hereunder or (ii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, without the written consent of each Lender directly affected thereby;
(f)change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
(g)release (i) Borrower, Sila REIT, LLC, Sila Realty OP, or Sila OP from their obligations hereunder or the Loan Documents, or (ii) all or substantially all of the value of the Guaranty by the Subsidiary Guarantors without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by Administrative Agent acting alone);
and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, Administrative Agent and Borrower (i) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case subject to the limitations in Section 2.14, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.
Notwithstanding any provision herein to the contrary, if Administrative Agent and Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then Administrative Agent and Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

10.02Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to Borrower or any other Loan Party, Administrative Agent, any L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in sub clause (b) below, shall be effective as provided in such clause (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Section 2 if such Lender or such L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section 2 by electronic communication. Administrative Agent, any L/C Issuer or Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM ANY BORROWER MATERIALS. NO WARRANTY

OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH ANY BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s, any Loan Party’s or Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)Change of Address, Etc. Each of Borrower, Administrative Agent, and each L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent and each L/C Issuer. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to any Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States Federal or state securities laws.
(e)Reliance by Administrative Agent, L/C Issuers and Lenders. Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices, Notice of Loan Prepayment, and Letter of Credit Applications) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. Borrower shall pay (i) all reasonable out of pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (including the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01)), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any member of the Consolidated Group, or any Environmental Liability related in any way to any member of the Consolidated Group, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim not involving an act or omission of Borrower and that is brought by an Indemnitee against another Indemnitee (other than against the Arrangers or Administrative Agent in their capacities as such). Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section 10.04 to be paid by it to Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent), such L/C Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.11(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)Payments. All amounts due under this Section 10.04 shall be payable not later than ten (10) Business Days after demand therefor.
(f)Survival. The agreements in this Section 10.04 and the indemnity provisions of Section 10.02(e) shall survive the resignation of Administrative Agent and the L/C Issuers, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent, any L/C Issuer or any Lender, or Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause  of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 10.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in clause (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among the revolving credit facility provided hereunder and any separate revolving credit provided pursuant to the last paragraph of Section 10.01 on a non-pro rata basis;

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 10.06 and, in addition:
(A)the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof;
(B)the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)the consent of each L/C Issuer shall be required for any assignment.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to Borrower or any of Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Administrative Agent pursuant to clause (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and

Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 10.06.
(c)Register. Administrative Agent, acting solely for this purpose as an agent of Borrower (and such agency being solely for Tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.06 (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.06; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under clause (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer assigns all of its Commitment and Loans pursuant to clause (b) above, such L/C Issuer may, upon thirty (30) days’ notice to Administrative Agent, Borrower and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of the applicable L/C Issuer as an L/C Issuer. If the applicable L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Daily SOFR Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (y) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable retiring L/C Issuer to effectively assume the obligations of the applicable retiring L/C Issuer with respect to such Letters of Credit.
10.07Treatment of Certain Information; Confidentiality. Each of Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or Section 10.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any member of the Consolidated Group or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07, (y) becomes available to Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from Borrower or violating the terms of this Section 10.07. In addition, Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section 10.07, “Information” means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary, provided that, in the case of information received from Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.
10.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of Administrative Agent, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 10.07 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agree to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent or any L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13Replacement of Lenders. If Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives Borrower the right to replace a Lender as a party hereto, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with Applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by Borrower, Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 10.13 to the contrary, (i)  any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
10.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C

ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION 10.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
10.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by Administrative Agent, any Arranger, and the Lenders are arm’s-length commercial transactions between Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Administrative Agent, the Arrangers, and the Lenders, on the other hand, (B) each of Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Administrative Agent, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither Administrative Agent nor any Arranger nor any Lender has any obligation to Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and neither Administrative Agent nor any Arranger nor any Lender has any obligation to disclose any of such interests to Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower and each other Loan Party hereby waives and releases any claims that it may have against Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of Administrative Agent and the Lender Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither Administrative Agent nor any L/C Issuer is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Administrative Agent or any L/C Issuer has agreed to accept such Electronic Signature, Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
Neither Administrative Agent nor any L/C Issuer shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with Administrative Agent’s or such L/C Issuer’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). Administrative Agent and each L/C Issuer shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement and any other Communication through electronic means and there are no restrictions on doing so in that party’s constitutive documents.
10.18USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower and each other Loan Party, which information includes the name and address of Borrower and each other Loan Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower and each other Loan Party in accordance with the Act. Borrower and each other Loan Party shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.19ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
10.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.21Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.21, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

11.GUARANTY.
11.01The Guaranty.
(a)Each of the Guarantors hereby jointly and severally guarantees to Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.
(b)Notwithstanding any provision to the contrary contained herein, in any of the other Credit Documents or other documents relating to the Obligations, the obligations of each Guarantor under this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.
11.02Obligations Unconditional. The obligations of the Guarantors under Section 11.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against Borrower or any other Guarantor for amounts paid under this Article 11 until such time as the Obligations have been irrevocably paid in full and the Commitments relating thereto have expired or been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable Laws, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:
(a)at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b)any of the acts mentioned in any of the provisions of any of the Credit Documents, or other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted;
(c)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended (with Borrower’s consent) in any respect, or any right under any of the Credit Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)any Lien granted to, or in favor of, Administrative Agent or any of the holders of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

(e)any of the Guaranteed Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).
With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest notice of acceptance of the guaranty given hereby and of extensions of credit that may constitute Guaranteed Obligations, notices of amendments, waivers and supplements to the Credit Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that Administrative Agent or any holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.
11.03Reinstatement. Neither the Guarantors’ obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Borrower, by reason of Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of the Guarantors under this Article 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify Administrative Agent and each holder of Guaranteed Obligations on demand for all reasonable costs and expenses (including all reasonable fees, expenses and disbursements of any law firm or other counsel) incurred by Administrative Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law; provided, that such indemnification shall not be available to the extent that such costs and expenses are determined to have resulted from the gross negligence or willful misconduct of Administrative Agent or such holder of the Guaranteed Obligations.
11.04Certain Waivers. Each Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against Borrower hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against Borrower or any other Person (including any other Guarantor) or pursuit of any other remedy or enforcement any other right and (c) nothing contained herein shall prevent or limit action being taken against Borrower hereunder, under the other Credit Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither Borrower nor the Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantors’ obligations hereunder unless as a result thereof, the Guaranteed Obligations shall have been paid in full and the Commitments relating thereto shall have expired or been terminated, it being the purpose and intent that the Guarantors’ obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.
11.05Rights of Contribution. The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Laws. Such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been paid in full and the Commitments relating thereto shall have expired or been terminated, and none of the Guarantors shall exercise any such contribution rights until the Guaranteed Obligations have been paid in full and the Commitments relating thereto shall have expired or been terminated.

11.06Guaranty of Payment; Continuing Guaranty. The guarantee in this Article 11 is a guaranty of payment and not of collection, and is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising until such time as the Guaranteed Obligations have been paid in full and the Commitments relating thereto shall have expired or been terminated.
11.07Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time that (i) the Guaranty in this Article 11 by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) becomes effective with respect to any obligation under any Swap Contract or (ii) the grant of a security interest under the Credit Documents by any such Specified Loan Party becomes effective with respect to any obligation under any Swap Contract, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Credit Documents in respect of such Obligation on (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article 11 voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each applicable Loan Party under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section to constitute, and this Section 11.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Loan Party for all purposes of the Commodity Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWER:

SILA REALTY TRUST, INC., a Maryland corporation
By:	/s/ Kay C. Neely
Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

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Sila Realty Trust

GUARANTORS:

SILA REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership By: SILA REALTY TRUST, INC., a Maryland corporation, its general partner
By:	/s/ Kay C. Neely
Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

SILA OPERATING PARTNERSHIP, LP, a Delaware limited partnership
By: SILA REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its general partner
By: SILA REALTY TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Kay C. Neely
Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

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Sila Realty Trust

SILA REIT, LLC, a Maryland limited liability company By: SILA REALTY TRUST, INC., a Maryland corporation, its sole member
By:	/s/ Kay C. Neely
Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

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Sila Realty Trust

SUBSIDIARY GUARANTORS:

HC-11250 FALLBROOK DRIVE, LLC
HCII-5525 MARIE AVENUE, LLC
HEALTH CARE II-110 CHARLOIS BOULEVARD, LLC
HCII-1800 PARK PLACE AVENUE, LLC
HCII-1812 PARK PLACE AVENUE, LLC
HCII-7375 CYPRESS GARDENS BOULEVARD, LLC
HCII-5100 INDIAN CREEK PARKWAY, LLC
HCII-30 PINNACLE DRIVE, LLC
HCII-110 EAST MEDICAL CENTER BLVD., LLC
HCII-3590 LUCILLE DRIVE, LLC
HCII-68 CAVALIER BOULEVARD, LLC
HCII-15 ENTERPRISE DRIVE, LLC
HCII-107 FIRST PARK DRIVE, LLC
HCII-2752 CENTURY BOULEVARD, LLC
HCII-200 MEMORIAL DRIVE, LLC
HCII-1131 PAPILLION PARKWAY, LLC
HCII-HERITAGE PARK, LLC
HCII-750 12TH AVENUE, LLC
HCII-HPI HEALTHCARE PORTFOLIO, LLC
HCII HPI-1616 S. KELLY AVENUE, LLC
HCII HPI-3125 SW 89TH STREET, LLC
HCII HPI-3212 89TH STREET, LLC
HCII HPI-300 NW 32ND STREET, LLC
HCII HPI-3110 SW 89TH STREET, LLC
HCII-70000 RAMON ROAD, LLC
HCII HPI-3115 SW 89TH STREET, LLC
HCII HPI-9800 BROADWAY EXTENSION, LLC
HCII-NORTH DURANGO DRIVE, LLC
HCII-11200 NORTH PORTLAND AVENUE, LLC
HCII-92 BRICK ROAD, LLC
HCII-555 MIDTOWNE STREET NE, LLC
HCII-718 ELIZABETH STREET, LLC
HCII-2111 OGDEN AVENUE, LLC
HCII-330 W. BEN WHITE BOULEVARD, LLC
HCII-3340 PLAZA 10 DRIVE, LLC
HCII-1001 RAINTREE CIRCLE, LLC
HCII-14747 JONES MALTSBERGER ROAD, LLC
HCPII-TEXAS REHAB HOSPITAL PORTFOLIO, LLC
HCII-9800 LEVIN ROAD NW, LLC
HCII-4409 NW ANDERSON HILL ROAD, LLC
HCII-1015 S. WASHINGTON AVENUE, LLC
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Sila Realty Trust

HCII-1601 WEST HEBRON PARKWAY, LLC
HCII-455 PARK GROVE DRIVE, LLC
HCII-2006 4TH STREET, LLC
HCII-307 E. SCENIC VALLEY AVENUE, LLC
HCII-3&5 MEDICAL PARK DRIVE, LLC
HCII-23157 I-30 FRONTAGE ROAD, LLC
HCII-1200 NORTH MAIN STREET, LLC
HCII-124 SAWTOOTH OAK STREET, LLC
HCII-12499 UNIVERSITY AVENUE, LLC
HCII-2412 AND 2418 NORTH OAK STREET, LLC
HCII-3412 MARKET PLACE AVENUE, LLC
HCII-A 1700 EAST SAUNDERS STREET, LLC
HCII-B 1710 EAST SAUNDERS STREET, LLC
HCII-3098 OAK GROVE ROAD, LLC
HCII-6080 NORTH LA CHOLLA BOULEVARD, LLC
HCII-W. ORANGE GROVE ROAD, LLC
HCII-NORTH CRAYCROFT ROAD, LLC
HCII-250 SW BROOKSIDE DRIVE, LLC
HCII-3440 W. MARTIN LUTHER KING JR. BLVD., LLC
HCII-607 S. GREENWOOD SPRINGS DRIVE, LLC
HCII-12493 UNIVERSITY AVENUE, LLC
HCII-12495 UNIVERSITY AVENUE, LLC
HCII-1449 NW 128TH STREET, LLC
HCII-SOUTH HOUGHTON ROAD, LLC
HCII-4400 GRANT BOULEVARD, LLC
HCII-810 CLAIRTON BLVD., LLC
HCII-326 CHARDONNAY AVENUE, LLC
HCII-336 CHARDONNAY AVENUE, SUITES A&B, LLC
HCII-1307 W. KENNEDY BLVD., LLC
HCII-2181 CITRACADO PARKWAY, LLC
HCII-770 NORTHPOINT PARKWAY, LLC
HCII-6800 N. FRONTAGE ROAD, LLC
HCII-8920 E. 56TH STREET, LLC
HCII-5227 EAST CAREFREE HIGHWAY, LLC
HCII-5620 WEST CORTARO FARMS ROAD, LLC
HCII-16815 WEST BELL ROAD, LLC
HCII-7401 SOUTH WILMOT ROAD, LLC
HCII-1021 WEST I-2, LLC
HCII-WELLNESS WAY, LLC
HCII-6700 CHAD COLLEY BOULEVARD, LLC
HCII-5227 E. CAREFREE HWY CONSERVATION PARCEL, LLC
each a Delaware limited liability company
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Revolving Credit Agreement
Sila Realty Trust

By: SILA REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its sole member

By: SILA REALTY TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Kay C. Neely
Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

HCII-110 CHARLOIS BOULEVARD, LP, a Delaware limited partnership

By: HEALTH CARE II-110 CHARLOIS BOULEVARD, LLC, a Delaware limited liability company, its general partner

By: SILA REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its sole member

By: SILA REALTY TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Kay C. Neely
Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

HCII-30 PINNACLE DRIVE PA, LP, a Delaware limited partnership

By: HCII-30 PINNACLE DRIVE, LLC, a Delaware limited liability company, its general partner

By: SILA REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its sole member

By: SILA REALTY TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Kay C. Neely
Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

HCII-2752 CENTURY BOULEVARD PA, LP, a Delaware limited partnership

By: HCII-2752 CENTURY BOULEVARD, LLC, a Delaware limited liability company, its general partner

By: SILA REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its sole member

By: SILA REALTY TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Kay C. Neely
Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Signature Page to
Revolving Credit Agreement
Sila Realty Trust

HCII-810 CLAIRTON BOULEVARD, LP, a Delaware limited partnership

By: HCII-810 CLAIRTON BLVD., LLC, a Delaware limited liability company, its general partner

By: SILA REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its sole member

By: SILA REALTY TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Kay C. Neely
Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

HCII-101 WELLNESS WAY, LP, a Delaware limited partnership

By: HCII-WELLNESS WAY, LLC, a Delaware limited liability company, its general partner

By: SILA REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its sole member

By: SILA REALTY TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Kay C. Neely
Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

HC-2727 E. LEMMON AVENUE, LLC
HC-17322 RED OAK DRIVE, LLC
HC-14024 QUAIL POINTE DRIVE, LLC
HC-8451 PEARL STREET, LLC
HC-1940 TOWN PARK BOULEVARD, LLC
HC-2501 W WILLIAM CANNON DR, LLC
HC-2257 KARISA DRIVE, LLC
HC-4810 N. LOOP 289, LLC
HC-1946 TOWN PARK BOULEVARD, LLC
HC-239 S. MOUNTAIN BOULEVARD MANAGEMENT, LLC
HC-3873 N. PARKVIEW DRIVE, LLC
HC-5101 MEDICAL DRIVE, LLC
HC-3436 MASONIC DRIVE, LLC
HC-10323 STATE HIGHWAY 151, LLC
HC-42570 SOUTH AIRPORT ROAD, LLC
HC-116 EDDIE DOWLING HIGHWAY, LLC
HCP-SELECT MEDICAL, LLC
HC-5330L N. LOOP 1604 WEST, LLC
HCP-DERMATOLOGY ASSOCIATES, LLC
HC-1101 KALISTE SALOOM ROAD, LLC
HCP-PAM WARM SPRINGS, LLC
HC-20050 CRESTWOOD BLVD., LLC
HC-101 JAMES COLEMAN DRIVE, LLC
HC-42074 VETERANS AVENUE, LLC
HC-102 MEDICAL DRIVE, LLC
HC-1445 HANZ DRIVE, LLC
HC-800 EAST 68TH STREET, LLC
each a Delaware limited liability company

By: SILA OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its sole member

By: SILA REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its general partner

By: SILA REALTY TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Kay C. Neely
Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Signature Page to
Revolving Credit Agreement
Sila Realty Trust

GREEN WELLNESS INVESTORS, LLLP, a Florida limited liability limited partnership

By: HC-1940 TOWN PARK BOULEVARD, LLC, a Delaware limited liability company, its general partner

By: SILA OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its sole member

By: SILA REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its general partner

By: SILA REALTY TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Kay C. Neely
Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

GREEN MEDICAL INVESTORS, LLLP, a Florida limited liability limited partnership

By: HC-1946 TOWN PARK BOULEVARD, LLC, a Delaware limited liability company, its general partner

By: SILA OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its sole member

By: SILA REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its general partner

By: SILA REALTY TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Kay C. Neely
Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

HC-239 S. MOUNTAIN BOULEVARD, LP, a Delaware limited partnership

By: HC-239 S. MOUNTAIN BOULEVARD MANAGEMENT, LLC, a Delaware limited liability company, its general partner

By: SILA OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its sole member

By: SILA REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its general partner

By: SILA REALTY TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Kay C. Neely
Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Kelly Weaver
Name: Kelly Weaver
Title: Vice President

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

BANK OF AMERICA, N.A., as a Lender and an L/C Issuer
By:	/s/ Tyler Morgan
Name: Tyler Morgan
Title: Director

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

BMO BANK N.A., as a Lender and an L/C Issuer
By:	/s/ Ashley Bake
Name: Ashley Bake
Title: Managing Director

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

THE HUNTINGTON NATIONAL BANK, as a Lender and an L/C Issuer
By:	/s/ Michael J. Kinnick
Name: Michael J. Kinnick
Title: Managing Director

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

TRUIST BANK, as a Lender and an L/C Issuer
By:	/s/ Trudy Wilson
Name: Trudy Wilson
Title: Director

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

WELLS FARGO BANK, N.A., as a Lender and an L/C Issuer
By:	/s/ Andrea S. Chen
Name: Andrea S. Chen
Title: Managing Director

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

CITIBANK, N.A., as a Lender
By:	/s/ Christopher Albano
Name: Christopher Albano
Title: Authorized Signatory

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

FIRST HORIZON BANK, as a Lender
By:	/s/ Jean M. Brennan
Name: Jean M. Brennan
Title: Senior Vice President

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

UNITED COMMUNITY BANK, as a Lender
By:	/s/ Jeff Wilson
Name: Jeff Wilson
Title: Senior Vice President

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

VALLEY NATIONAL BANK, as a Lender
By:	/s/ Joe Bachman
Name: Joseph Bachman
Title: First Vice President

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

EASTERN BANK, as a Lender
By:	/s/ Joseph Carter
Name: Joseph Carter
Title: VP, Portfolio Manager

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

HANCOCK WHITNEY BANK, as a Lender
By:	/s/ Brent Michell
Name: Brent Michell
Title: Vice President

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

RENASANT BANK, as a Lender
By:	/s/ Nathan Keller
Name: Nathan Keller
Title: Senior Managing Director

Signature Page to
Revolving Credit Agreement
Sila Realty Trust

CADENCE BANK, as a Lender
By:	/s/ Leslie Fredericks
Name: Leslie Fredericks
Title: Managing Director

Signature Page to
Revolving Credit Agreement
Sila Realty Trust